CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Aggregate Offering Price	Amount of Registration Fee
$1,500,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014	$862,500,000(1)	$100,222.50(2)

(1)	Relates only to offers and sales of the notes in the United States.
(2)	Calculated and paid by Deutsche Bank Aktiengesellschaft in accordance with Rule 457(r).

Registration Statement No. 333-184193
dated September 28, 2012;
Rule 424(b)(2)

Prospectus Supplement To Prospectus dated November 6, 2014

Deutsche Bank Aktiengesellschaft

$1,500,000,000 Undated Non-cumulative Fixed to Reset Rate

Additional Tier 1 Notes of 2014

On November 21, 2014, we, Deutsche Bank Aktiengesellschaft, expect to issue undated non-cumulative fixed to reset rate additional tier 1 notes, which we refer to as the “Notes,” in an aggregate principal amount of $1,500,000,000. The Notes will bear interest (subject to a cancellation of interest payments or write-down) (as described below) (i) at 7.50% until April 30, 2025 and (ii) from and after April 30, 2025, at a rate per year, reset every five years, equal to the 5 year semi-annual swap rate (expressed as an annual rate) plus a credit spread of 5.003%.

The Notes are intended to qualify as our Additional Tier 1 capital, as defined in and provided for in the bank regulatory capital provisions referred to in this prospectus supplement. As such, they

•	Have no fixed maturity or redemption date;

•	Contain features that may require us and will permit us in our sole and absolute discretion at all times and for any reason to cancel any payment of interest; and

•	May be subject to a write-down of all or part of their principal amount under defined circumstances.

None of these events will constitute a default or an event of default under the Notes or permit any acceleration of the repayment of any principal on the Notes.

Accordingly, we are not required to make any repayment of the principal amount of the Notes at any time or under any circumstances, and as a result, you may lose part or all of your investment in the Notes. In addition, you may not receive any interest on any interest payment date or at any other times, and you will have no claims whatsoever in respect of that cancelled or deemed cancelled interest.

Upon the occurrence of a Trigger Event (as defined herein) leading to a write-down in the principal amount of the Notes, you could lose all or part of your investment in the Notes. A regulatory write-down will not constitute a default or an event of default under the Notes or the capital securities indenture or give rise to any right to accelerate the repayment of any principal on the Notes. The Notes may also be written down (without prospect of a potential write-up in accordance with the terms of the Notes), be converted or otherwise become subject to a Resolution Measure (as defined herein). You may lose part or all of your investment if any Resolution Measure becomes applicable to us.

The Notes will constitute our unsecured and subordinated obligations, ranking pari passu among themselves and will be fully subordinated to the claims of our unsubordinated creditors, the claims under our Tier 2 instruments (as defined herein), and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung).

We may redeem all, but not some, of the Notes, with prior regulatory approval (i) on April 30, 2025 or each fifth anniversary thereof, at the initial nominal amount; or (ii) at any time, for certain regulatory reasons or certain tax reasons. If the Notes have been written down (and to the extent not written up to the original principal amount, if applicable), a redemption for regulatory or tax reasons will be at the reduced principal amount.

Application has been made to list the Notes on the Official List of the Luxembourg Stock Exchange and to trade the Notes on the Euro MTF market.

The Notes are not intended to be sold and should not be sold to retail clients in the EEA, as defined in the rules set out in the Temporary Marketing Restriction (Contingent Convertible Securities) Instrument 2014 (as amended or replaced from time to time) other than in circumstances that do not and will not give rise to a contravention of those rules by any person. Prospective investors are referred to the section headed “Restrictions on marketing and sales to retail investors” on page PS-2 of this prospectus supplement for further information.

Investing in the Notes involves risks. See “Risk Factors” beginning on page PS-17 and as incorporated by reference herein for a discussion of certain factors that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not deposits or savings accounts but are our unsecured obligations. The Notes are not insured by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds, before Expenses, to us(1)
Per Note	$200,130	$2,000	$198,130
Total	$1,500,975,000	$15,000,000	$1,485,975,000

(1)	We will pay the underwriter compensation of $2,000 per Note. Total underwriting discounts and commissions payable by us will be $15,000,000.

The initial price to public set forth above does not include accrued interest, if any. Interest on the Notes will accrue from (and including) November 21, 2014.

We expect that the Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its participants on or about November 21, 2014. We will issue the Notes in denominations of $200,000 and integral multiples of $200,000 in excess thereof.

Sole Bookrunner

Deutsche Bank Securities

Joint Lead Managers

Citigroup Standard Chartered Bank BofA Merrill Lynch Morgan Stanley Wells Fargo Securities

BB&T Capital Markets TD Securities RBC Capital Markets Scotiabank Fifth Third Securities

Senior Co-Managers

Capital One Securities	RBS

Co-Managers

Banco do Brasil Securities	BMO Capital Markets	BNY Mellon Capital Markets, LLC	CIBC

DBS Bank Ltd.	Drexel Hamilton	Mischler Financial Group, Inc.	nabSecurities, LLC

Regions Securities LLC	SEB	SunTrust Robinson Humphrey	U.S. Bancorp

The date of this Prospectus Supplement is November 18, 2014.

ABOUT THIS PROSPECTUS SUPPLEMENT

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any additional or different information. The information in this prospectus supplement and the accompanying prospectus may be accurate only as of the dates of each of these documents, respectively.

The Notes are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers.

In this prospectus supplement, “we,” “us”, “our” and the “Bank” refer to Deutsche Bank AG.

We are offering to sell, and are seeking offers to buy, the Notes only in jurisdictions where such offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell, or a solicitation of an offer to buy, any Notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this prospectus supplement and the accompanying prospectus and the purchase, offer or sale of the Notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the Notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the underwriters shall have any responsibility therefor.

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such Notes will be engaged only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus, or any of their respective contents.

Restrictions on marketing and sales to retail investors

The Notes discussed in this prospectus supplement are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Notes to retail investors.

In particular, in August 2014, the U.K. Financial Conduct Authority (the “FCA”) published the Temporary Marketing Restriction (Contingent Convertible Securities) Instrument 2014 (as amended or replaced from time to time, the “TMR”) which took effect on 1 October 2014. Under the rules set out in the TMR (as amended or replaced from time to time, the “TMR Rules”), certain contingent write-down or convertible securities, such as the Notes, must not be sold to retail clients in the EEA and nothing may be done that would or might result in the buying of such securities or the holding of a beneficial interest in such securities by a retail client in the EEA (in each case within the meaning of the TMR Rules), other than in accordance with the limited exemptions set out in the TMR Rules.

Certain of the underwriters are required to comply with the TMR Rules. In addition, by purchasing, or making or accepting an offer to purchase, any Notes from us and/or the underwriters, you represent, warrant, agree with and undertake to us and each of the underwriters that:

1.	you are not a retail client in the EEA (as defined in the TMR Rules);

2.

whether or not you are subject to the TMR Rules, you will not sell or offer the Notes to retail clients in the EEA or do anything (including the distribution of this prospectus supplement) that would or might result in the buying of the Notes or the holding of a beneficial interest in the Notes by a retail client in the EEA (in each case within the meaning of the TMR Rules), other than (i) in relation to any sale or offer to sell Notes to a retail client in or resident in the United Kingdom, in circumstances that do not and will not give rise to a contravention of the TMR Rules by any person and/or (ii) in relation to any sale or offer to sell Notes to a retail client in any EEA member state other than the United Kingdom, where (a) you have conducted an assessment and concluded that the relevant retail client understands the risks of an investment in the Notes and is able to bear the potential losses involved in an investment in the Notes and (b) you have at all times acted in relation to such sale or offer in compliance with the Markets in Financial Instruments Directive (2004/39/EC) (“MiFID”) to the extent it applies to you or, to the extent MiFID does not apply to you, in a manner which would be in compliance with MiFID if it were to apply to you; and

3.

you will at all times comply with all applicable local laws, regulations and regulatory guidance (whether inside or outside the EEA) relating to the promotion, offering, distribution and/or sale of the Notes, including any such laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Notes by investors in any relevant jurisdiction.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Notes from us and/or the underwriters the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-184193) that we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

We accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus and confirm that, to the best of our knowledge and belief, there are no other facts the omission of which would make any statement herein misleading in any material respect. This prospectus supplement and the accompanying prospectus may only be used for the purposes for which they have been published.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Where You Can Find Additional Information” on page 6 of the accompanying prospectus.

In addition to the specific documents incorporated by reference listed on page 6 of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus the Annual Report of Deutsche Bank AG for the year ended December 31, 2013, filed on March 20, 2014. We also incorporate by reference in this prospectus supplement and the accompanying prospectus the post-effective amendment to the registration statement filed on November 6, 2014 and the Reports on Form 6-K of Deutsche Bank AG, including the exhibits if any thereto, filed on the following specified dates, but in each case only to the extent such Report on Form 6-K indicates that it is intended to be incorporated by reference in the registration statement on Form F-3 (File No. 333-184193): June 24, October 27 and October 29, 2014.

In addition to the documents listed in the accompanying prospectus and described above, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering is completed. Reports on Form 6-K we furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-35395). Copies of this prospectus supplement, the accompanying prospectus and all documents incorporated by reference therein as of the date hereof will also be available on the Luxembourg Stock Exchange’s website (www.bourse.lu) or at the office of our listing agent, Deutsche Bank Luxembourg S.A., 2 boulevard Konrad Adenauer, L-1115 Luxembourg, Luxembourg.

SUMMARY

The following summary describes the Notes in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement and the accompanying prospectus.

We expect to issue the Notes under a capital securities indenture (which we refer to as the “Capital Securities Indenture”) comprising a base capital securities indenture (which we refer to as the “Base Capital Securities Indenture”) entered into on November 6, 2014 among us, The Bank of New York Mellon, as trustee (which we refer to as the “Trustee”) and Deutsche Bank Trust Company Americas (which we refer to as “DBTCA”), as initial paying agent, calculation agent, transfer agent and registrar, and a supplement thereto (which we refer to as the “Supplemental Capital Securities Indenture”) expected to be entered into on or about November 21, 2014 among us, the Trustee and DBTCA. We have filed the Base Capital Securities Indenture on November 6, 2014 as an exhibit to a post-effective amendment to the registration statement, and we will file the Supplemental Capital Securities Indenture with the SEC on or about November 21, 2014 as an exhibit to a Current Report on Form 6-K. The terms of the Notes include those stated in the Capital Securities Indenture and those terms made part of the Capital Securities Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

Issuer	Deutsche Bank AG.

Securities Offered	$1,500,000,000 aggregate principal amount of undated non-cumulative fixed to reset rate additional tier 1 notes of 2014, which we refer to as the “Notes.”

Interest Commencement Date	November 21, 2014.

Interest Payment Date	April 30 in each year commencing on April 30, 2015 (short first coupon).

Interest Periods

The period from (and including) the Interest Commencement Date to (and excluding) April 30, 2015 and thereafter from (and including) each Interest Payment Date to (and excluding) the next following Interest Payment Date.

Maturity Date	None.

Price to Public	100.065%.

Rate of Interest	For the period from (and including) the Interest Commencement Date to (and excluding) April 30, 2025 (which we refer to as the “First Call Date”) a fixed rate of 7.50% per year.

For the period from (and including) the First Call Date a rate which will be the Reference Rate plus an initial credit spread of 5.003% per year. We describe the Reference Rate in “Description of the Notes—Interest Payments on the Notes” below.

The terms of the Notes provide that the rate of interest on the Notes will reset on each Reset Date, which we describe in “Description of the Notes—Interest Payments on the Notes” below.

Regular Record Dates	A holder of a Note at the close of business on the Business Day immediately preceding an Interest Payment Date will be entitled to receive interest payable on such Note on the corresponding Interest Payment Date. “Business Day” means a day (other than Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in New York and Frankfurt.

Status; Ranking

The Notes will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. In the event of our dissolution, liquidation, insolvency or composition, or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the Notes will be fully subordinated to the claims of our unsubordinated creditors, the claims under our Tier 2 instruments (within the meaning of the CRR), and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung) so that in any such event no amounts will be payable in respect of the Notes until the claims of such of our unsubordinated creditors, the claims under such Tier 2 instruments, and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full. Subject to this subordination provision, we may satisfy our obligations under the Notes also from our other distributable assets (freies Vermögen).

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the Capital Securities Indenture and the terms of the Notes also refer to such amended provisions or successor provisions.

Our payment obligations under the Notes will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the section “Description of the Notes” of this prospectus supplement.

Resolution Measures

By subscribing for or otherwise acquiring the Notes, the holders will be bound by and will be deemed to consent to the imposition of any Resolution Measure (as defined below) by our competent resolution authority.

Under the relevant resolution laws and regulations as applicable to us from time to time, the Notes may be subject to the powers exercised by our competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Notes;

•	convert the Notes into ordinary shares or other instruments qualifying as core equity tier one capital; and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the Notes to another entity, (ii) the amendment of the terms and conditions of the Notes or (iii) the cancellation of the Notes.

We refer to each of these measures as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms.

Deemed Agreement to Resolution Measures	By your acquisition of the Notes, you will be deemed irrevocably to have agreed, and you will agree:

•	to be bound by any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

•	that the imposition of any Resolution Measure will not constitute a default or an event of default under the Notes, the Capital Securities Indenture or the U.S. Trust Indenture Act.

By your acquisition of the Notes, you waive, to the extent permitted by the Trust Indenture Act, any and all claims against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Notes.

Cancellation of Interest Payments

The terms of the Notes provide that interest will be due and payable on an Interest Payment Date only if it is not cancelled or deemed to have been cancelled, and we have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. We will also be restricted from making interest payments in the circumstances described below. As a result, you may not receive any interest on any Interest Payment Date or at any other times, and you will have no claims whatsoever in respect of that cancelled or deemed cancelled interest.

Discretionary Cancellation of Interest Payments

We have the right, in our sole discretion, to cancel all or part of any payment of interest, including (but not limited to) if such cancellation is necessary to prevent our Common Equity Tier 1 capital ratio pursuant to Article 92 (1) (a) CRR or any successor provision, determined on a consolidated basis (which we refer to as our “Common Equity Tier 1 Capital Ratio”) from falling below 5.125 per cent. or to meet a requirement imposed by law or our competent supervisory authority. If we make use of such right, we will give notice to the holders in accordance with the Capital Securities Indenture without undue delay, but no later than on the relevant Interest Payment Date.

Mandatory Cancellation of Interest Payments	Payment of interest on the Notes for the relevant Interest Period will be cancelled (without prejudice to the exercise of our sole discretion pursuant to the terms described herein):

•

to the extent that such payment of interest together with any additional kind of payment of dividends or interest (which we refer to as a “Distribution”) that are simultaneously planned or made or that have been made by us on the other capital instruments which, according to the CRR, qualify as common equity Tier 1 capital or Additional Tier 1 capital (which we refer to as “Tier 1 Instruments”) in our then current financial year would exceed the Available Distributable Items, provided that, for such purpose, the Available Distributable Items will be increased by an amount equal to what has been accounted for as expenses for Distributions in respect of Tier 1 Instruments (including payments of interest on the Notes) in the determination of the profit (Gewinn) on which the Available Distributable Items are based; or

•

if and to the extent that our competent supervisory authority orders that all or part of the relevant payment of interest be cancelled or another prohibition of Distributions is imposed by law or an authority.

“Available Distributable Items” means, with respect to any payment of interest, the profit (Gewinn) as of the end of our financial year immediately preceding the relevant Interest Payment Date, and for which audited annual financial statements are available, plus (i) any profits carried forward and distributable reserves (ausschüttungsfähige Rücklagen), minus (ii) any losses carried forward and any profits which are non-distributable pursuant to applicable law or our Articles of Association and any amounts allocated to the non-distributable reserves, provided that such profits, losses and reserves will be determined on the basis of our unconsolidated financial statements prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect (“German GAAP”) and not on the basis of our consolidated financial statements.

For more information on the calculation of Available Distributable Items, see “Available Distributable Items of the Bank” below.

Use of Funds from Cancelled Payments of Interest

We have the right to use the funds from cancelled payments of interest without restriction for the fulfillment of our own obligations when due. To the extent that payments of interest are cancelled, such cancellation includes all Additional Amounts as described in “Description of the Notes—Payment of Additional Amounts.” Any payments of interest which have been cancelled will not be made or compensated at any later date.

Deemed Agreement to Cancellation of Interest Payments	By your acquisition of the Notes, you will be deemed irrevocably to have agreed and, subject to any write-down as described herein, you will agree, that:

•

interest is due and payable in respect of any period only if and to the extent that we have not exercised our sole discretion to cancel such payment, and no amount of interest will become due and payable in respect of any such period to the extent that it has been (i) cancelled (in whole or in part) by us at our sole discretion in accordance with the terms described in “Description of the Notes—Cancellation of Interest Payments—Discretionary Cancellation of Interest Payments,” (ii) cancelled (in whole or in part) pursuant to a Resolution Measure and/or (iii) deemed cancelled (in whole or in part) pursuant to the terms described in “Description of the Notes—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments;”

•

a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Notes and of the Capital Securities Indenture will not constitute a default in payment or otherwise constitute a default under, or a breach of, the terms of the Notes or the Capital Securities Indenture; and

•

interest, principal or other amounts on the Notes will only be or become due and payable in accordance with the terms described in “Description of the Notes—Cancellation of Interest Payments—Interest on the Notes Only Due and Payable if Not Cancelled or Deemed Cancelled” and the section “Description of the Notes—Cancellation of Interest Payments—Deemed Agreement to Cancellation of Interest Payments.”

Write-downs of the Principal Amount of the Notes

Upon the occurrence of a Trigger Event (as defined below), the redemption amount and the nominal amount of the Notes will be reduced by the amount of the relevant write-down (as further described below). Accordingly, under the terms of the Notes, upon the occurrence of a Trigger Event leading to a write-down in the principal amount of the Notes, you could lose all or part of the value of your investment in the Notes. A regulatory write-down will not constitute a default or an event of default under the Notes or the Capital Securities Indenture or give rise to any right to accelerate the repayment of any principal on the Notes.

A “Trigger Event” will occur if, at any time, our Common Equity Tier 1 Capital Ratio falls below the 5.125 per cent.

Upon the occurrence of a Trigger Event, a write-down will be effected pro rata with all other Additional Tier 1 instruments within the meaning of the CRR (Additional Tier 1 capital), the terms of which provide for a write-down (whether permanent or temporary) upon the occurrence of the Trigger Event. For such purpose, the total amount of the write-downs to be allocated pro rata will be equal to the amount required to restore fully our Common Equity

Tier 1 Capital Ratio to 5.125 per cent. but will not exceed the sum of the nominal amounts of the relevant instruments outstanding at the time of occurrence of the Trigger Event.

The sum of the write-downs to be effected with respect to the Notes will be limited to the outstanding aggregate nominal amount of the Notes at the time of occurrence of the relevant Trigger Event.

Deemed Agreement to Principal Write-down

By your acquisition of the Notes, you will be deemed irrevocably to have agreed and, subject to any interest cancellation (see “Description of the Notes—Cancellation of Interest Payments”), you will agree, that:

•

interest is not due and payable on any portions of the aggregate nominal amount of the Notes written down in accordance with the terms described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-downs of the Principal Amount of the Notes” (to the extent not subsequently written up in accordance with the terms described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-ups of the Principal Amount of the Notes”);

•

a write down of the nominal amount of the Notes (in whole or in part) in accordance with the terms of the Capital Securities Indenture will not constitute a default in payment or otherwise constitute a default under, or a breach of, the terms of the Notes or the Capital Securities Indenture; and

•

interest or principal on the Notes will only be or become due and payable on an Interest Payment Date or other relevant date to the extent the nominal amount of the Notes at the time of such payment has not been written down in accordance with the terms described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-downs of the Principal Amount of the Notes” (in whole or in part, and to the extent not subsequently written up pursuant to the terms described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-ups of the Principal Amount of the Notes.”) Any interest, principal or other amounts unpaid as a result of a write-down (in whole or in part) in accordance with the terms described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-downs of the Principal Amount of the Notes” will not be due and will not accumulate or be payable at any time thereafter, and you will have no rights thereto or in connection therewith or any claim therefor, and you will not be entitled to any additional interest or compensation as a result of or in connection with such write-down.

Write-ups of the Principal Amount of the Notes	After a write-down has been effected, the nominal amount and the redemption amount of each Note, unless previously redeemed or repurchased and cancelled, may be written up in accordance with the following provisions in each of our financial years, subsequent to the occurrence of such write-down, until the full initial nominal amount has been reached, to the extent that a corresponding annual profit (Jahresüberschuss, calculated in accordance with German law and accounting principles) is recorded, and the write-up will not give rise to or increase an annual loss (Jahresfehlbetrag, calculated in accordance with German law and accounting principles). The write-up will occur with effect as of (and including) the Interest Payment Date immediately following our financial year for which the above-mentioned annual profit (Jahresüberschuss) was determined.

The write-up will be effected pari passu with write-ups of other Additional Tier 1 instruments within the meaning of the CRR, unless this would cause us to be in breach of any of our contractual obligations that we have assumed, or with any statutory or regulatory obligations.

Subject to the conditions described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-ups of the Principal Amount of the Notes,” which may limit the extent of any write-up, it will be at our discretion to effect a write-up. In particular, we may effect a write-up only in part or effect no write-up at all, even if a corresponding annual profit is recorded and the conditions described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-ups of the Principal Amount of the Notes” are fulfilled.

No Right to Accelerate Repayment of the Principal of the Notes

There are no defaults or events of default under the Notes, and under no circumstances may the holders or the Trustee declare the principal amount of the Notes and interest accrued thereon to be due and payable.

By your acquisition of the Notes, you will be deemed irrevocably to have agreed that (i) the imposition of a Resolution Measure by our competent resolution authority with respect to the Notes (ii) a cancellation of interest pursuant to the terms described in “—Cancellation of Interest Payments” or (iii) a write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes” will not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

No Set-Off; No Security

No holder may set off his claims arising under the Notes against any of our claims. No security or guarantee of whatever kind is, or will at any time be, provided by us or any other person securing rights of the holders under the Notes.

Further Issues	We may from time to time, without the consent of the holders, issue further Notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date, interest commencement date and/or issue price) so as to form a single series with the Notes.

Optional Early Redemption

We may redeem all, but not some, of the Notes, subject to the prior consent of our competent supervisory authority, upon not less than 25 days’ notice of redemption with effect as of the First Call Date and any fifth anniversary of the immediately preceding Early Redemption Date which we together refer to as the “Early Redemption Date.” The redemption price of each Note so redeemed, unless previously redeemed in whole or in part or repurchased and cancelled, will be the initial nominal amount of the Note together with interest (if any, and subject to a cancellation of the interest payment accrued to (and excluding) the Early Redemption Date), unless such Note is written down in whole or in part pursuant to a Resolution Measure, in which case the redemption price will be the nominal amount of the Note after giving effect to such write-down.

Early Redemption for Regulatory Reasons

We may redeem all, but not some, of the Notes at our option at any time that (i) the percentage of the aggregate principal amount of the Notes outstanding at such time that may be treated as Additional Tier 1 capital for the purposes of our own funds in accordance with applicable law has been reduced or (ii) we are subject to any other form of less advantageous regulatory own funds treatment with respect to the Notes than that as of the Interest Commencement Date. Such redemption will be subject to any required prior consent of our competent supervisory authority, and will be made upon not less than 25 and not more than 60 days’ prior notice of redemption. The redemption price of each Note so redeemed, unless previously redeemed in whole or in part or repurchased and cancelled, will be the then current nominal amount of the Note, as reduced by any write-downs (to the extent not made up for by any write-up(s)), together with interest (if any, and subject to a cancellation of the interest payment accrued to (and excluding) the date fixed for redemption).

Early Redemption for Reasons of Taxation

We may redeem all, but not some, of the Notes at our option, if the tax treatment of the Notes changes, due to a change in applicable legislation, including a change in any fiscal or regulatory legislation, rules or practices, or a change in the official application or official interpretation of such legislation or rules, which takes effect after the Interest Commencement Date (including but not limited to the tax deductibility of interest payable on the Notes or the obligation to pay Additional Amounts (as defined herein)), and we determine, in our own discretion, that such change has a material adverse effect on us. Such redemption will be subject to the prior consent of our competent supervisory authority, and will be made upon not less than 25 and not more than 60 days’ prior notice of redemption. The redemption price of each Note so redeemed, unless previously redeemed in whole or in part or repurchased and cancelled, will be the then current nominal amount of the Note, as reduced by any write-downs (to the extent not made up for by any write-up(s)), together with interest (if any, and subject to a cancellation of the interest payment accrued to (and excluding) the date fixed for redemption).

Purchases

We may (subject to the prior consent of our competent supervisory authority, if required) purchase Notes in a regulated market or otherwise at any price. Notes purchased by us may, at our option, be held, resold or surrendered to the paying agent for cancellation. If purchases are made by public tender, tenders for such Notes must be made available to all holders of such Notes alike in accordance with the Capital Securities Indenture.

Book-Entry Issuance, Settlement and Clearance

We will issue the Notes in fully registered form in denominations of $200,000 and integral multiples of $200,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of the Depositary. You will hold beneficial interests in the Notes through The Depository Trust Company (which we refer to as the “Depositary”) and its direct and indirect participants, including Clearstream Banking, société anonyme (which we refer to as “Clearstream, Luxembourg”) and Euroclear Bank SA/NV (which we refer to as “Euroclear”), and the Depositary and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except as described in the accompanying prospectus. Settlement of the Notes will occur through the Depositary in same day funds. For information on the Depositary’s book-entry system, see “The Depositary” and “Book-Entry, Delivery and Form.”

ISIN	US251525AN16

CUSIP	251525AN1

Common Code	114329657

Conflicts of Interest

Deutsche Bank Securities Inc., the lead book-running manager for this offering, is a subsidiary of ours. Accordingly, the offering of the Notes will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA.” FINRA Rule 5121 requires that a “qualified independent underwriter” participate in the preparation of this prospectus supplement and exercise the usual standards of due diligence with respect thereto. Citigroup Global Markets Inc. has assumed the responsibilities of acting as the qualified independent underwriter in this offering. Citigroup Global Markets Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Citigroup Global Markets Inc. against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Additionally, client accounts over which

Deutsche Bank Securities Inc. or any affiliate has investment discretion are not permitted to purchase the Notes, either directly or indirectly, without the specific written approval of the accountholder. For more information, see the “Underwriting (Conflicts of Interest)” section of this prospectus supplement.

Listing and Trading

Application has been made to list the Notes on the Official List of the Luxembourg Stock Exchange and to trade the Notes on the Euro MTF market. The Euro MTF Market of the Luxembourg Stock Exchange is not a regulated market for purposes of the Markets in Financial Investments Directive (Directive 2004/39/EC). We cannot guarantee that our application will be approved, and settlement of the Notes is not conditional on obtaining the listing.

Trustee, Principal Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent

The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the state of New York, having its corporate trust office at The Bank of New York Mellon, One Canada Square, London, E14 5AL, United Kingdom, will act as the trustee for the Notes. Deutsche Bank Trust Company Americas will act as initial paying agent, calculation agent, transfer agent and registrar and authenticating agent for the Notes.

Timing and Delivery	We currently expect delivery of the Notes to occur on November 21, 2014.

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes and to further strengthen our regulatory capital base.

Governing Law

The Notes and the Capital Securities Indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions of each of the Notes and the Capital Securities Indenture, which will be governed by and construed in accordance with the laws of the Federal Republic of Germany.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe”, “anticipate”, “expect”, “intend”, “seek”, “estimate”, “project”, “should”, “potential”, “reasonably possible”, “plan”, “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses to the conditions and environment referenced above;

•	the aspirations and targets we have announced in connection with our “Strategy 2015+”;

•	the measures we intend to implement in connection with our “Strategy 2015+”;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives, including our “Strategy 2015+”, and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom;

•	the impact on us of litigation, investigations and regulatory enforcement actions to which we are or may in the future become subject; and

•

other factors, including those we refer to in “Item 3: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F, elsewhere in that Annual Report on Form 20-F, in Exhibit 99.1 to our current report on Form 6-K filed on June 24, 2014, this prospectus supplement or the accompanying prospectus, and others to which we do not refer.

RISK FACTORS

For a discussion of the risk factors affecting Deutsche Bank AG and its business, see “Item 3: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F, Exhibit 99.1 to our current report on Form 6-K filed on June 24, 2014 and our other current and periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement.

In addition, you should consider carefully the following discussion of risks before you decide that an investment in the Notes is suitable for you.

The Notes have no fixed maturity and no fixed redemption date, there are no defaults or events of default under the Notes and you do not have any right to accelerate the repayment of the principal amount of the Notes. Accordingly, you may lose your investment in the Notes.

The Notes are perpetual securities, and have no fixed maturity and no fixed redemption date. This means that we have no obligation to return the principal amount of the Notes to you. In addition, there are no defaults or events of default under the Notes, and under no circumstances will you or the Trustee be able to declare the principal amount of the Notes and interest accrued thereon to be due and payable. There is no right of acceleration in the case of any non-payment of principal of, interest on or other amounts owing under the Notes or in the case of a failure by us to perform any other covenant under the Notes or under the Capital Securities Indenture. In addition, you will have no right to call the Notes for redemption. Accordingly, we are not required to make any repayment of the principal amount of the Notes or accrued interest at any time or under any circumstances. The principal amount of the Notes may also be written down in part or in full due to shortfalls in our regulatory capital as described below. The operation of any of these provisions may cause you to lose part or all of your investment in the Notes.

Interest on the Notes will be due and payable on an Interest Payment Date only if it is not cancelled or deemed to have been cancelled. We have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date, and interest payments may be restricted or prohibited in other circumstances.

Interest on the Notes will become due and payable only if it has not been cancelled or deemed cancelled in accordance with the terms of Notes. Any interest, principal or other amounts so cancelled or deemed cancelled will not be due and will not accumulate or be payable at any time thereafter. Accordingly, we will be under no obligation to make up for such non-payment at any later point in time. You will have no rights in connection with such cancelled interest, and you will not be entitled to any additional interest or compensation. In particular, any such cancellation will not constitute a default or an event of default under the Notes and will not permit any acceleration of the repayment of any principal on the Notes. As a result, you may not receive any interest on any Interest Payment Date or at any other times, and you will have no claims whatsoever in respect of that cancelled or deemed cancelled interest.

We have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date, including, without limitation, if such cancellation is necessary to prevent our Common Equity Tier 1 Capital Ratio from falling below the Minimum CET1 Ratio (each as defined below). While it is our current intention to take the ranking of the Notes into consideration when exercising our discretion with respect to interest payments, we are not bound to do so and may cancel interest payments in whole or in part even if we pay or expect to pay dividends on our ordinary shares, and our shareholders, who under German law have the power to decide at our annual general meeting on the payment of dividends, may determine to pay dividends on our ordinary shares even if we have cancelled one or more interest payments on the Notes. In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the Notes also restrict or prohibit us from making interest payments on the Notes to the extent that we do not have sufficient distributable amounts, as calculated pursuant to the terms of the Notes, available to us to do so or if the payment is prohibited in part or in full by law or by a regulatory body. In particular, we may be prohibited from making distributions if we are not in compliance with applicable regulatory capital, liquidity or other requirements. The banking and supervisory regulations restricting us from making interest payments on the Notes are complex. In addition, certain portions of these regulations leave a significant degree of discretion for our competent resolution authority and a number of important interpretational issues to be resolved through binding technical standards that have only recently been adopted or remain to be adopted in the future, and leave certain other matters to the discretion of our competent supervisory regulator.

Our competent supervisory authority also has the power to instruct us to cancel interest payments on the Notes under certain circumstances, and we may not make an interest payment if it is prohibited by law or an administrative order.

In any of these cases, the interest payments affected would also be cancelled. However, since we are entitled to cancel interest payments in our sole and absolute discretion, we may do so even if we could have made such payments without exceeding the restrictions described above.

Any payment of Interest that is cancelled will not be due and will also not accumulate or be payable at any time thereafter, and you will have no rights thereto. We have the right to use the funds from such cancelled payments of interest without restriction to pay other obligations when they are due. Even if we cancel interest payments, and even though the Notes rank senior to our ordinary shares, we may use funds that could have been applied to make such cancelled interest payments to pay dividends on our ordinary shares. Unless we are prevented from doing so for regulatory reasons, we may also use these funds for payments on other obligations, even those that rank equally with the Notes (such as any other series of capital securities under the Capital Securities Indenture) or junior to the Notes.

Upon the occurrence of a Trigger Event leading to a write-down in the principal amount of the Notes, you could lose all or part of the value of your investment in the Notes, and you will have no right to the principal of the Notes that has been written down.

The terms of the Notes provide that upon the occurrence of a Trigger Event, the principal amount of the Notes will be written down in part or in full, and as a result, you could lose all or part of the value of your investment in the Notes. A “Trigger Event” will occur if, at any time, our Common Equity Tier 1 capital ratio pursuant to the bank regulatory capital rules applicable to us, determined on a consolidated basis, which we refer to as our “Common Equity Tier 1 Capital Ratio,” falls below 5.125 per cent.

If a Trigger Event occurs, a write-down will be effected pro rata with all other of our instruments that qualify as Additional Tier 1 capital pursuant to those rules and the terms of which provide for a write-down (whether permanent or temporary) upon the occurrence of the Trigger Event. The total amount of the write-downs will be the amount required to restore our Common Equity Tier 1 Capital Ratio to 5.125 per cent., except that they will not exceed the sum of the principal amounts of the relevant instruments outstanding at the time of occurrence of the Trigger Event. Holders of our ordinary shares may even continue to receive dividends after a write-down in respect of the Notes and other Additional Tier 1 capital instruments has occurred. Although we may, subject to certain conditions in the terms of the Notes that may limit the extent of a write-up, in our sole discretion write-up the Notes after any write-down, we are under no obligation to do so, and you will have no claim to any such write-up or, if we in our sole discretion write up the Notes, with respect to the amount thereof. Moreover, even if the Notes have been written up following a write-down, they are subject to a Trigger Event leading to a renewed write-down.

Such a regulatory write-down will not constitute a default or an event of default under the Notes or the Capital Securities Indenture or give rise to any right to accelerate the repayment of any principal on the Notes. Accordingly, any principal written down may be permanently lost to you. In addition, if the Notes are written down, they will only bear interest on the principal amount remaining after the write-down for the entire interest period in which the write-down occurs. In addition, if we redeem the Notes for certain taxation and regulatory reasons as permitted under the terms of the Notes, the redemption amount will be the then-current principal amount of the Note, as reduced by any write-downs (to the extent not made up for by any write-up(s)). Similarly, if we are subject to German insolvency proceedings, holders’ claims for principal will be based on the then-current principal amount of the Note, as reduced by any write-downs (to the extent not made up for by any write-up(s)). As a result, any interest payable on, or any redemption or liquidation amount in respect of, the Notes after a write-down may be substantially less than that initially payable under the Notes, and as a result, you may lose part or all of your investment in the Notes.

Our Common Equity Tier 1 Capital Ratio and our funds available for distributions will be affected by our business decisions and, in making such decisions, our and your interests may not be aligned.

Our Common Equity Tier 1 Capital Ratio could be affected by a number of factors, including decisions we make relating to our businesses and operations as well as the management of our capital position, of our risk-weighted assets and of our balance sheet in general, and external factors, such as regulations regarding the risk weightings we are permitted to allocate to our assets, commercial and market risks or the costs of our legal proceedings. We will have no obligation to consider your interests in connection with such decisions, including in respect of our capital management. We may decide not to take any measures, including raising capital at a time when it is feasible to do so, even if our failure to take such an action would result in the occurrence of a Trigger Event. Our decisions could cause you to lose all or part of the value of your investment in the Notes due to their effect on our Common Equity Tier 1 Capital Ratio, and you will not have any claim against us relating to such decisions, even if they result in the occurrence of a Trigger Event.

In addition, our annual profit and distributable reserves form an important part of the funds available for us to make interest payments, as determined pursuant to the terms of the Notes, and any adverse change in our financial prospects, financial position or profitability, or our distributable reserves, as calculated on an unconsolidated basis, may have a material adverse effect on our ability to make interest payments on the Notes. In addition, German law may not permit annual profits and distributable reserves, as calculated on an unconsolidated basis, to be distributed to Holders of the Notes. Our management has, subject to applicable law, broad discretion under the applicable accounting principles to influence all amounts relevant for calculating funds available for distribution. As a result, we are legally able to influence, to your detriment, our ability to make interest payments under the terms of the Notes.

We are subject to supervisory regulation that will restrict us from making interest payments on the Notes in certain circumstances and that provides our competent supervisory authority with the power to restrict us from making such interest payments. You may not be able to anticipate whether or when we will be required to cancel such interest payments.

We are subject to regulatory supervision under the European regulation on the prudential requirements for credit institutions and investment firms, which we refer to as “CRR,” and a separate European directive on the prudential supervision of credit institutions and investment firms, which we refer to as “CRD IV,” as well as other European and German laws that will restrict or prohibit us from making interest payments on the Notes in certain circumstances. The circumstances described in the applicable regulations are complex and our regulators have substantial discretion in their application. In addition, the European Central Bank, which we refer to as the “ECB,” has assumed the primary supervisory role over us on November 4, 2014, replacing the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, which we refer to as the “BaFin”) in that role with respect to us. This shift in primary supervisory competency may add additional uncertainties to interpretations of the regulatory requirements as applied to us and to the Notes.

Our competent supervisory authority’s power to issue an order to cancel all or part of the interest payments under the Notes is stipulated in the German Banking Act (as amended by the German law implementing CRD IV). Under the relevant provisions, regulatory action can be taken in cases of inadequate own funds or inadequate liquidity. Cases of inadequate liquidity include any breach of the applicable liquidity requirements, including the liquidity requirements under the German Banking Act. Cases of inadequacy of own funds within the meaning of the

German Banking Act exist if an institution or the relevant group do not meet the minimum own funds requirements stipulated by CRR or, if applicable, the additional capital requirements established under the German Banking Act. More specifically, CRR requires a minimum amount of total regulatory capital of 8% of the risk weighted assets of an institution or the relevant group and also imposes minimum requirements for Tier 1 capital and Common Equity Tier 1 capital (all within the meaning of the CRR), which are subject to a phased-in implementation. The German Banking Act allows the competent supervisory authority to require a higher minimum of regulatory capital under certain circumstances.

CRD IV also introduces capital buffer requirements that apply or may apply (as the case may be), which are amounts of capital that we are required to maintain, in addition to the minimum capital requirements described above and that are required to be met with Common Equity Tier 1 capital. If we fail to meet the capital buffer requirements, we would likely become subject to restrictions on payments and distributions on our shares and our other Tier 1 capital instruments (including our Additional Tier 1 instruments, such as the Notes), and on the payment of certain bonuses to employees. The amendments to the German Banking Act implementing CRD IV into German law have introduced the following capital buffers: (i) the capital conservation buffer, (ii) the institution-specific counter-cyclical capital buffer, (iii) the global systemically important institutions buffer or, depending on the institution, the other systemically important institutions buffer, and (iv) the systemic risk buffer. While the capital conservation buffer is expected, after a phase-in period, to become applicable to us, we expect one or more of the other buffers, including the globally systemically important financial institutions buffer, also to become applicable to us. All applicable buffers will be aggregated in a combined buffer, which will be calculated in accordance with the German Banking Act. If we do not meet the combined buffer requirement, we will be restricted from making interest payments on the Notes in certain circumstances until our competent supervisory authority has approved a capital conservation plan under which any interest payments and certain other discretionary payments, including distributions on Common Equity Tier 1 instruments and variable compensation payments, may not exceed a maximum distributable amount. The maximum distributable amount is calculated as a percentage of the profits of the institution since the last distribution of profits in accordance with the German Solvency Regulation. The applicable percentage is scaled according to the extent of the breach of the combined buffer requirement. For example, if the scaling is in the bottom quartile of the combined buffer requirement, no discretionary distributions will be permitted to be paid. As a consequence, in the event of breach of the combined buffer requirement, it may be necessary to reduce discretionary payments, and we may, in such circumstance, be required to exercise our discretion to cancel (in whole or in part) interest payments on the Notes. Accordingly, you may not receive any interest on any Interest Payment Date.

These capital requirements, by their nature and under applicable regulation, are calculated by reference to a number of factors and you may not be able easily to observe or calculate any one of them, or observe or calculate them in various combinations. As a result, you may not be able to anticipate whether we will need to reduce discretionary payments, including by cancelling interest payments (in whole or in part) in respect of the Notes. This uncertainty may affect the secondary market for the Notes.

It is currently expected that the capital buffer requirements will be fully implemented on a phased basis from 2016 to 2019. As a result, any potential impact of the maximum distributable amount on the Notes is likely to change over time.

In addition, further changes to CRD IV, CRR or to binding regulatory technical standards adopted or to be developed by the European Banking Authority or changes to the way in which our relevant competent supervisory authority interprets and applies these requirements to German banks (including with respect to individual model approvals granted under the predecessors to CRD IV) could further adversely affect your right to receive interest payments on any interest payment date.

These issues and other possible issues of interpretation create uncertainty and complexity with respect to any future restrictions on payments and distribution under the Notes, which may adversely impact the trading price and liquidity of the Notes.

The Financial Stability Board is contemplating the introduction of a total loss absorbing capacity (commonly referred to as “TLAC”) for global systemically important banks (commonly referred to as “G-SIBs”). If introduced as contemplated, the TLAC requirement could require us to maintain a ratio of (i) our regulatory capital plus certain types of debt to (ii) our assets and exposures (potentially on a risk-weighted basis). The TLAC requirement might apply in addition to or replace the requirement to maintain a minimum amount of eligible liabilities and own funds (commonly referred to as “MREL”) pursuant to the Bank Recovery and Resolution Directive as it is implemented in Germany. Failure to comply with the TLAC requirement and the MREL, once applicable to us, could also affect our ability to pay interest on any interest payment date.

The circumstances surrounding or causing a Trigger Event may be unpredictable.

A Trigger Event could occur on any date, even though we currently publicly report our Common Equity Tier 1 Capital Ratio only as of the end of each quarterly period. Our competent supervisory authority may instruct us to calculate such ratio as of any date, or we may otherwise, at any time, calculate our Common Equity Tier 1 Capital Ratio in our own discretion. Under the terms of the Notes, a Trigger Event will occur on any such date when our Common Equity Tier 1 Capital Ratio is calculated and is below 5.125%.

Separately, because changes in our Common Equity Tier 1 Capital Ratio may be caused by underlying changes in our Common Equity Tier 1 capital and our risk weighted assets, our Common Equity Tier 1 Capital Ratio may be adversely affected by changes to our business and our future earnings, dividend payments, losses arising from our legal proceedings, regulatory changes (including changes to definitions, interpretations and calculations of regulatory capital ratios and their components, including Common Equity Tier 1 capital), actions that we are required to take at the discretion of our competent supervisory authority, accounting rule changes, our ability to manage risk weighted assets in both our ongoing businesses and those we may seek to exit, and foreign currency movements (due to changes in exchange rates resulting in changes to the euro equivalent value of capital resources and risk weighted assets not denominated in euros).

Applicable accounting rules, or changes to regulatory adjustments that modify the regulatory impact of accounting rules, may affect the calculation of our Common Equity Tier 1 Capital Ratio. Moreover, even if changes in applicable accounting rules, or changes to regulatory adjustments that modify the regulatory impact of accounting rules, are not yet in force as of the relevant calculation date, our competent supervisory authority could require us to reflect such changes in any particular calculation of our Common Equity Tier 1 Capital Ratio. In addition, there is still uncertainty with respect to how our competent supervisory authority will ultimately interpret the applicable provisions of the CRR, the German Banking Act implementing CRD IV, and applicable regulatory technical standards. A change in interpretation could materially affect our Common Equity Tier 1 Capital Ratio, even if the underlying laws and regulations do not change.

Because of the inherent uncertainty regarding whether a Trigger Event leading to a write-down in the principal amount of the Notes will occur, the trading behavior of the Notes, including their prices, volatility and liquidity, may be affected by any threat of a Trigger Event and, as a result, the Notes are not necessarily expected to follow the trading behavior associated with other types of securities, including our debt securities. As a result, you may not be able to sell your Notes easily, or at all, or at prices that will provide them with a yield comparable to other types of subordinated securities.

The Notes may be written down (without prospect of a potential write-up in accordance with the terms of the Notes), be converted or become subject to other resolution measures. You may lose part or all of your investment if any such measure becomes applicable to us.

Anticipated changes to German law implementing the European directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”) may result in the Notes being subject to the powers exercised by our competent resolution authority to write down, including to zero, the claims for payment of the principal, interest or any other amount in respect of the Notes, to convert the Notes into ordinary shares or other instruments qualifying as core equity tier 1 capital, or to apply any other resolution measure including (but not limited to) a transfer of the Notes to another entity, an amendment to the terms and conditions of the Notes or a cancellation of the Notes. We refer to each of these measures pursuant to German and European law as applicable to us from time to time in effect, as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive. We expect the German implementing statute to become effective on January 1, 2015. Other European laws relating to Resolution Measures are also expected to become applicable to us, for example, when the European regulation of July 15, 2014 relating to the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (commonly referred to as the SRM Regulation) becomes effective on January 1, 2016.

You would have no claim or other right against us arising out of any Resolution Measure, and we would have no obligation to make payments under the Notes following the imposition of a Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the Notes, the Capital Securities Indenture or the Trust Indenture Act. Such an outcome would likely occur if we become, or are deemed by our respective competent authorities to have become, “non-viable” (as defined under the then-applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. In addition, in the case of a Resolution Measure, the terms of the Notes permitting a write-up of the principal amount of the Notes after a write-down would not be applicable, and it is likely that any write-down due to a Resolution Measure would not be subsequently written up.

There is some uncertainty as to what protections, if any, will be available to holders of securities (such as the Notes) that are subject to a Resolution Measure and to the broader resolution powers that are anticipated to be granted to our competent resolution authority. Under current draft legislation in Germany, there are certain limited judicial proceedings available to challenge any resolution measures taken by our competent resolution authority. Limited judicial proceedings to challenge resolution measures under European regulation (including possible proceedings before the European Court of Justice) may also be available. However, proceedings such as these may not be available under German law or regulation that enters into force, and it remains unclear what remedies may be available to holders commencing such proceedings. In addition, by your acquisition of the Notes, you waive, to the extent permitted by the Trust Indenture Act, any and all claims against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Notes. Accordingly, you may have limited or circumscribed rights to challenge any decision of our competent resolution authority to impose any Resolution Measure.

Other than if a Trigger Event occurs, the terms of the Notes do not themselves contain a provision which requires them to be written down upon our becoming “non-viable” or otherwise. However, changes to applicable supervisory law are expected to result in the Resolution Measures becoming applicable by operation of law despite the absence of an explicit clause in the terms of the Notes and despite the fact that no Trigger Event has occurred. The extent to which the principal amount of the Notes may be subject to a Resolution Measure may depend on a number of factors that may be outside our control, and it will be difficult to predict when, if at all, a Resolution Measure might become applicable to us in our individual case. Accordingly, secondary market trading in the Notes may not follow the trading behavior associated with other types of securities issued by other financial institutions which may be or have been subject to a Resolution Measure. You may lose part or all of your investment in the Notes if a Resolution Measure becomes applicable to us, even though the Notes (other than their subordination provisions) are governed by New York law.

In the absence of a fixed maturity and a fixed redemption date, you may be dependent on liquidity in the market for the Notes and developments in the market value of the Notes to recover your investment in the Notes. The features of the Notes as well as external factors may cause the market for the Notes to become illiquid and the market price to decline. This may lead to your inability to sell your Notes at or near their principal amount or at all.

The Notes are perpetual securities, and have no fixed maturity and no fixed redemption date. Their principal amount may be written down upon the occurrence of a Trigger Event and is subject to any Resolution Measures that may become applicable to us. Any interest payment may be cancelled. There are no defaults or events of default under the terms of the Notes, and there is no right of acceleration in the case of any non-payment of principal, interest or other amounts owing under the Notes that may result. In accordance with the capital securities indenture under which the Note are issued, which we refer to as the “Capital Securities Indenture,” the Trustee may proceed to protect and enforce its rights and the rights of the holders whether in connection with (a) any failure by us under the terms of the Capital Securities Indenture to make any payment of principal of, interest on, or other amounts owing under the Notes at such time as such payment is required to be made pursuant to the terms of the Notes or (b) any breach by us of our obligations under Notes, the Capital Securities Indenture or otherwise, by such judicial proceedings as the Trustee will deem most effective as directed by the holders. Other than these limited remedies, no remedy against us will be available to the Trustee or the holders whether for the recovery of amounts owing in respect of the Notes or under the Capital Securities Indenture or in respect of any breach by us of our obligations under the Capital Securities Indenture or in respect of the Notes, except that the Trustee and the holders will have such rights and powers as they are required to have under the Trust Indenture Act.

Given these features of the Notes, you may seek to sell your Notes in the secondary market for the Notes as a means to recover your investment in the Notes. However, in addition to the customary risks of illiquidity in the market for a new issue of securities such as the Notes, which we describe below, the Notes may be especially susceptible to illiquid secondary markets and declining prices. If we fail to redeem the Notes at times when the markets may expect us to do so, or if their principal amount is written down, or if a Resolution Measure becomes applicable to us or is threatened or appears likely to become applicable to us, or if interest payments are cancelled, the value of the Notes may decline, and you may not find buyers for your notes at prices close to their principal amount or at any price. You may as a result lose part or all of your investment in the Notes.

Factors external to us may also affect the liquidity of the secondary market for the Notes and their market value. In addition to market conditions generally, perceptions regarding our financial health and the financial health of financial institutions in Europe or globally may affect market liquidity and prices. In particular, if securities similar to the Notes issued by other banks are not redeemed when the market expects redemption, are written down, or are subject to a Resolution Measure, or if interest payments are cancelled, the liquidity of the market for, and market prices of, the Notes may be adversely affected.

In addition, the market may have certain expectations with respect to our making interest payments in the future on the basis of past practice, and these expectations may be reflected in the price of the Notes on the secondary market. Any failure by us to meet these expectations, whether for regulatory reasons or otherwise, would likely result in a material adverse effect on the market value and liquidity of the Notes.

You will bear the risk of changes to our Common Equity Tier 1 Capital Ratio.

The value of your investment in the Notes is expected to be affected by changes in our Common Equity Tier 1 Capital Ratio. As described above, the principal amount of the Notes will be written down in part or in full if a Trigger Event occurs. Any indication that our Common Equity Tier 1 Capital Ratio is moving towards a Trigger Event may have an adverse effect on the value of the Notes. Additionally, we currently only publicly report our Common Equity Tier 1 Capital Ratio as of the end of each quarterly period, and therefore, you may have no prior warning of adverse changes with respect to our Common Equity Tier 1 Capital Ratio. Any unexpected change in our Common Equity Tier 1 Capital Ratio that we report or anticipate to report in our quarterly or annual reports or otherwise, or that is anticipated by the market, may lead to an immediate and significant decrease in the value of the Notes.

The Notes may trade with accrued interest even though interest may not be paid on the relevant Interest Payment Date.

The Notes are expected to trade, and their prices are expected to appear, on the Euro MTF market of the Luxembourg Stock Exchange and in other trading systems with accrued interest. However, if a payment of interest on any interest payment date is cancelled or deemed to have been cancelled (in each case, in whole or in part) and thus is not due and payable, you will not be entitled to that interest payment (in whole or in part, as applicable) on the relevant Interest Payment Date. This may affect your ability to sell the Notes in the secondary market and, as a result, the value of your investment in the Notes.

The interest rate on the Notes will reset on each Reset Date.

The Notes will bear interest for the period from (and including) the Interest Commencement Date to (and excluding) April 30, 2025 (which we refer to as the “First Call Date”) at a fixed rate of 7.50% per year, and for the period from (and including) the First Call Date at a rate which will be the Reference Rate plus an initial credit spread of 5.003% per year. On the First Call Date and any fifth anniversary of the immediately preceding Reset Date, which we refer to in each case, as a “Reset Date,” the Reference Rate will be determined. As a result, the interest rate following any Reset Date may be less than the initial interest rate on the Notes or the interest rate that is applicable immediately prior to such Reset Date, which would affect the amount of any interest payments under the Notes and, by extension, could affect their market value.

Movements of the market interest rate and the credit risk premium can adversely affect the price of the Notes and lead to losses upon a sale.

You will be exposed to the risk that the price of the Notes decreases as a result of changes in the premium the market applies to the risks relating to us or our capital. We refer to this kind of premium as the “credit risk premium.” You will also be exposed to interest rates as determined on a particular day on the capital markets, which we refer to as a “market interest rate.” Although the interest rate of the Notes is initially fixed, the interest rate applicable to the Notes for any period following the First Call Date will be determined by the calculation agent on the basis of the initial credit spread (the credit risk premium) and the then-prevailing the 5 year USD swap rate (the market interest rate), which will be annualized for purposes of this calculation. As the market interest rate or the credit risk premium changes, the price of the Notes would typically be expected to change in the opposite direction. For example, if either the market interest rate or the credit risk premium increases, the price of the Notes on the secondary market would typically be expected to fall in response. Movements of the market interest rate and the credit risk premium are independent of each other, and such movements can adversely affect the price of the Notes and can accordingly lead to losses on your investment in the Notes.

The Notes may be redeemed on each Early Redemption Date, or at any time for certain regulatory and taxation reasons.

The terms of the Notes permit us to redeem all, but not some, of the Notes, subject to the prior consent of our competent supervisory authority, with effect as of the April 30, 2025 or any fifth anniversary thereof at a redemption price equal to the initial principal amount of the Note, unless such Note is written down in whole or in part pursuant to a Resolution Measure, in which case the redemption price will be the nominal amount of the Note after giving effect to such write-down. We are also permitted to redeem all, but not some, of the Notes, subject to certain consents of our competent supervisory authority, for certain tax and regulatory reasons as permitted under the terms of the Notes at a redemption amount that will be the then-current principal amount of the Note, as reduced by any write-downs (to the extent not made up for by any write-up(s)). The tax reasons that would permit redemption include changes in the tax treatment of the Notes, due to a change in applicable legislation, including a change in any fiscal or regulatory legislation, rules or practices, or a change in the official application or official interpretation of such legislation or rules, which takes effect after the Interest Commencement Date (including but not limited to the tax deductibility of interest payable on the Notes or the obligation to pay additional amounts on the Notes), and we determine, in our own discretion, that such change has a material adverse effect on us. It is unclear at this time to what extent draft legislation that was recently recommended by the finance committee of the German Bundesrat would impact our ability to deduct interest on the Notes for tax purposes. If deductibility of interest were limited, we could conclude that this change would have a material effect, and we may in that case ask our competent supervisory authority for its consent to our redemption of the Notes for tax reasons. The regulatory reasons that would permit redemption include if at any time (i) the percentage of the aggregate principal amount of the Notes outstanding at such time that may be treated as Additional Tier 1 capital for the purposes of our own funds in accordance with applicable law has been reduced or (ii) we are subject to any other form of less advantageous regulatory own funds treatment with respect to the Notes than that as of the Interest Commencement Date. Our discretion to decide whether a tax or regulatory reason exists that would permit us to redeem the Notes is very broad, and we may redeem the Notes at a time that may result in a loss to you on any hedging or other associated transactions in which you may have engaged.

The redemption amount in respect of the Notes after a write-down may be substantially less than the initial principal amount of the Notes, and as a result, you may lose part or all of your investment in the Notes. In addition, our optional redemption on any Note may limit the market value of the Notes to the redemption price during the period shortly before the optional redemption date. Moreover, if we redeem the Notes, you may not be able to reinvest the amounts you receive upon redemption at a rate that will provide the same rate of return as did the investment in the Notes.

The market may have certain expectations with respect to our redemption of the Notes in the future on the basis of market practice, and these expectations may be reflected in the price of the Notes on the secondary market. Any failure by us to meet these expectations, whether for regulatory reasons or otherwise, would likely result in a material adverse effect on the market value and liquidity of the Notes.

The U.S. federal income tax treatment of a write-down or write-up of the Notes is uncertain.

No statutory, judicial or administrative authority directly addresses the U.S. federal income tax treatment of a write-down of the Notes, including the effect of the potential for a future write-up of the Notes. Among other matters, there is no authority addressing whether you would be entitled to a deduction for loss at the time of a write-down. You may, for example, be required to wait to take a deduction until it is certain that no write-up can occur, or until there is an actual or deemed sale, exchange or other taxable disposition of the Notes. It is also possible that, if you take a deduction at the time of a write-down, you may be required to recognize gain at the time of a future write-up. See “Certain U.S. Federal Income Tax Consequences—Taxation of Notes—Write-Down or Write-Up of the Notes”. We urge you to consult your tax advisers to determine the U.S. federal income tax consequences of a write-down or write-up of the Notes.

Loss recognized upon a sale or other disposition of the Notes may be long-term capital loss for U.S. federal income tax purposes, even if the holder has held the Notes for less than one year.

Regardless of your holding period, any loss recognized upon a sale or other disposition of the Notes if you are a non-corporate U.S. holder will be long-term capital loss to the extent you receive any payments of interest that constitute qualified dividend income and are considered “extraordinary dividends.” A payment of interest on the Notes will be considered an extraordinary dividend if the amount of such payment exceeds 5 percent of the holder’s adjusted basis in the Notes. This special rule generally should not affect a holder that acquires its Notes in the original offering at the offering price on the cover hereof, because the amount of the initial interest payment will be less than 5 percent of the holder’s basis in the Notes and subsequent interest payments would be payable after the holder has a long-term holding period for the Notes. However, a U.S. holder that is treated as having a short-term holding period because it hedges its position in the Notes or otherwise substantially diminishes its risk of loss on the Notes, or that is treated as having a short-term holding period in the Notes for any other reason, may be subject to this rule. In that case, gain on the sale or other taxable disposition of the Notes generally would be short-term capital gain, while loss on the sale or other taxable disposition of the Notes that would otherwise be short-term capital loss would be treated as long-term capital loss to the extent of the extraordinary dividends received by the U.S. holder. See “Certain U.S. Federal Income Tax Consequences—Taxation of Notes—Sale or Disposition of the Notes”. We urge you to consult your tax advisers concerning the U.S. federal income tax consequences of an investment in the Notes.

Our obligations under the Notes are subordinated.

The Notes will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. In the event of our dissolution, liquidation, insolvency or composition, or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the Notes will be fully subordinated to the claims of our unsubordinated creditors, the claims under our Tier 2 instruments (within the meaning of the CRR), and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung) so that in any such event no amounts will be payable in respect of the Notes until the claims of such of our unsubordinated creditors, the claims under such Tier 2 instruments, and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full. Our payment obligations under the Notes will rank pari passu with all claims in respect of existing (a list of which as of the issue date are included in the section “Description of the Notes” of this prospectus supplement) and future instruments classified as our Additional Tier 1 capital and the payment of interest payments thereunder. We expect from time to time to incur additional indebtedness or other obligations that will constitute unsubordinated indebtedness, and the Capital Securities Indenture does not contain any provisions restricting our ability to incur unsubordinated indebtedness. Although the Notes may pay a higher rate of interest than comparable notes which are not so subordinated, there is a real risk that you may lose all or some of your investment should we become insolvent since our assets would be available to pay such amounts only after all of our unsubordinated creditors have been paid in full.

There is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee.

There is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, as the case may be, that rank senior to, or on parity with, the Notes offered hereby. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the Notes on a liquidation or winding-up of the Bank and may limit our ability to meet our obligations under the Notes. In addition, the Notes do not contain any restriction on our issuing securities that may have preferential rights to the Notes or securities with similar, different or no redemption provisions.

The Notes may not be a suitable investment for all investors.

You must determine the suitability (either alone or with the help of a financial adviser) of an investment in the Notes in light of your own circumstances. The Notes discussed in this prospectus supplement are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Notes to retail investors. The adoption of such and similar future laws, regulations and guidance may adversely affect the ability of retail investors to acquire, offer or sell the Notes. In particular, you should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the Notes, the merits and risks of investing in the Notes and the information contained or incorporated by reference in this prospectus supplement or any applicable supplement to this prospectus supplement;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of your particular financial situation, an investment in the Notes and the impact such investment will have on your overall investment portfolio;

•

have sufficient financial resources and liquidity to bear all of the risks of an investment in the Notes, including those arising if the currency for principal or interest payments on the Notes, i.e., U.S. dollars, is different from the currency in which your financial activities are principally denominated;

•	understand thoroughly the terms of the Notes and be familiar with the behavior of any relevant indices and financial markets; and

•	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect your investment and your ability to bear the applicable risks.

You should not invest in the Notes unless you have the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Notes will perform under changing conditions, the resulting effects on the likelihood of and the value of the Notes, and the impact this investment will have on your overall investment portfolio. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein.

There may not be any active trading market for the Notes.

The Notes are a new issue of securities and have no established trading market. Although application has been made to have the Notes listed on the Official List of the Luxembourg Stock Exchange and traded on the Euro MTF market, no assurances can be given that the application for listing will be approved or that an active trading market will develop. Even if an active trading market does develop, it may not be liquid and may not continue for the term of the Notes. The liquidity and the market prices for the Notes can be expected to vary with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities. If the secondary market for the Notes is limited, you may not be able to sell your Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Illiquidity may have a material adverse effect on the market value of the Notes.

The underwriters may or may not make a market in the Notes but, in any case, are not obligated to do so and may discontinue market making at any time, without notice.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Notes could cause the liquidity or market value of the Notes to decline.

Upon issuance, the Notes will be rated by nationally recognized statistical ratings organizations. However, we are under no obligation to ensure that the Notes remain rated by any rating agency and any rating initially assigned to the Notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the Notes.

Moreover, the rating agencies that currently, or may in the future, publish a rating for us or the Notes may change the methodologies that they use for analyzing securities with features similar to the Notes. Real or expected downgrades, suspensions or withdrawals of, or changes in the methodology used to determine, credit ratings assigned to us or the Notes could cause the liquidity or trading prices of the Notes to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to us or the Notes may adversely affect the market value of the Notes.

The Notes are not investment grade and are subject to the risks associated with non-investment grade securities.

The Notes, upon issuance, will not be considered to be investment grade securities, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, increases in our leverage or deteriorating outlooks for us, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the Notes.

The Notes are not deposit liabilities of the Bank.

The Notes are not deposit liabilities of the Bank and will not be insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Germany or any other jurisdiction. The value of your investment will likely fluctuate and you may lose some or all of your entire investment in the event of a Resolution Measure becoming applicable to us if we should become non-viable or in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Bank.

The consents of holders may not be required for certain majority decisions, modifications of the terms of the Notes or the Capital Securities Indenture, or for waivers.

The terms of the Notes contain certain voting provisions for holders of Notes regarding matters affecting their interests generally. These provisions permit defined majorities to bind all holders, including holders who did not vote and holders who voted in a manner contrary to the majority.

Additionally, we and the Trustee may amend, modify or supplement the Capital Securities Indenture or the Notes without the consent of any holder to, for example, evidence the succession of another corporation to us, to cure any ambiguity or to correct or supplement any provision contained in the Capital Securities Indenture or the Notes which may be defective or inconsistent with any other provision contained therein, or to make such other provisions as we may deem necessary or desirable, provided that no such action shall adversely affect the interests of the holders.

USE OF PROCEEDS

The net proceeds from the sale of the Notes, less the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $815,500 are estimated to be $1,485,159,500. We will use these proceeds for general corporate purposes and to further strengthen our regulatory capital base.

EXCHANGE RATE INFORMATION

Our financial statements are expressed in euro, which is Germany’s currency. For convenience, we translate some amounts denominated in euro appearing in certain documents incorporated by reference herein into U.S. dollars. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar equivalent of the euro amounts expressed in our financial statements and elsewhere. Past fluctuations in foreign exchange rates may not necessarily be predictive of future fluctuations.

The following table shows the period-end, high and low exchange rates for the euro, as reported by the European Central Bank.

in U.S.$ per €	Period-end[1]	High	Low
2014:
November (through and including November 18)	1.2514	1.2517	1.2393
October	1.2524	1.2823	1.2524
September	1.2583	1.3151	1.2583
August	1.3188	1.3422	1.3177
July	1.3379	1.3688	1.3379
June	1.3658	1.3658	1.3528
May	1.3607	1.3953	1.3607

[1]	Period-end rate is the rate announced for the last business day of the period.

DESCRIPTION OF THE NOTES

The following is a summary of certain terms of the Notes. It supplements the description of the general terms of the capital securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Capital Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

On November 21, 2014, which we refer to as the “Interest Commencement Date,” we, Deutsche Bank Aktiengesellschaft, expect to issue undated non-cumulative fixed to reset rate additional tier 1 notes, which we refer to as the “Notes,” in an aggregate principal amount of $1,500,000,000. The Notes are intended to qualify as our Additional Tier 1 capital (zusätzliches Kernkapital) for an indefinite period of time.

The Notes will constitute a separate series of capital securities issued under a capital securities indenture (which we refer to as the “Capital Securities Indenture”) comprising a base capital securities indenture (which we refer to as the “Base Capital Securities Indenture”) entered into on November 6, 2014 among us, The Bank of New York Mellon, as trustee (which we refer to as the “Trustee”) and Deutsche Bank Trust Company Americas (which we refer to as “DBTCA”), as initial paying agent, calculation agent, transfer agent and registrar, and a supplement thereto (which we refer to as the “Supplemental Capital Securities Indenture”) expected to be entered into on or about November 21, 2014 among us, the Trustee and DBTCA. We have filed the Base Capital Securities Indenture on November 6, 2014 as an exhibit to a post-effective amendment to the registration statement, and we will file the Supplemental Capital Securities Indenture with the SEC on or about November 21, 2014 as an exhibit to a Current Report on Form 6-K. The terms of the Notes include those stated in the Capital Securities Indenture and those terms made part of the Capital Securities Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

The issuance of the Notes and our execution of all relevant documents in connection therewith are expected to be duly approved by resolutions of our management board and the Chairman’s Committee of our supervisory board prior to the bookbuilding for, and the pricing of, the Notes.

The principal corporate trust office of Deutsche Bank Trust Company Americas in New York City is designated as the paying agent, calculation agent, transfer agent and registrar and authenticating agent for the Notes. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

The Notes are intended to qualify as our Additional Tier 1 capital, as defined in and provided for in the bank regulatory capital provisions referred to in this prospectus supplement. As such, they

•	Have no fixed maturity or redemption date;

•	Contain features that may require us and will permit us in our sole and absolute discretion at all times and for any reason to cancel any payment of interest; and

•	May be subject to a write-down of all or part of their principal amount under defined circumstances.

None of these events will constitute a default or an event of default under the Notes or permit any acceleration of the repayment of any principal on the Notes. The Notes have additional features, as described below, that differentiate them from subordinated debt not intended to qualify as Additional Tier 1 capital.

Accordingly, you may lose part or all of your investment in the Notes or receive reduced or no interest payments on the Notes. You should carefully consider these features and their potential effects before making an investment in the Notes, and read the risk factors appearing in this prospectus supplement under “Risk Factors.”

Status; Ranking

The Notes will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. In the event of our dissolution, liquidation, insolvency or composition, or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the Notes will be fully subordinated to the claims of our unsubordinated creditors, the claims under our Tier 2 instruments (within the meaning of the CRR), and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung) so that in any such event no amounts will be payable in respect of the Notes until the claims of such of our unsubordinated creditors, the claims under such Tier 2 instruments, and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full. Subject to this subordination provision, we may satisfy our obligations under the Notes also from our other distributable assets (freies Vermögen).

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the Capital Securities Indenture and the terms of the Notes also refer to such amended provisions or successor provisions.

The term “unsubordinated creditors” means the holders of any indebtedness or other payment obligation of ours that is not expressed to be subordinated by means of contractual agreement or as a matter of law.

Claims under the Notes will rank pari passu with the claims against us under, as of the date of this prospectus supplement, the following:

•	the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust I of its U.S.$ 650,000,000 Non-cumulative Trust Preferred Securities (ISIN US251528AA34),

•	the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust V of its EUR 300,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A0AA0X5),

•	the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust VI of its EUR 900,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A0DTY34),

•	the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust VII of its U.S.$ 800,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153RAA05),

•	the subordinated guarantee given by us in relation with the issuance by Deutsche Bank Capital Funding Trust VIII of its U.S.$ 600,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153U2042),

•	the subordinated guarantee given by us in relation with the issuance by Deutsche Bank Capital Funding Trust IX of its U.S.$ 1,150,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153Y2063),

•	the subordinated guarantee given by us in relation with the issuance by Deutsche Bank Capital Funding Trust XI of its EUR 1,300,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A1ALVC5),

•	the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust I of its U.S.$ 318,000,000 Non-cumulative Trust Preferred Securities (ISIN XS0095376439),

•	the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust II of its JPY 20,000,000,000 Non-cumulative Trust Preferred Securities (loan format),

•	the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust IV of its U.S.$ 162,000,000 Non-cumulative Trust Preferred Securities (ISIN XS0099377060),

•	the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust V of its U.S.$ 225,000,000 Non-cumulative Trust Preferred Securities (ISIN XS0105748387),

•

the subordinated guarantee given by us in relation with the issuance by Deutsche Bank Contingent Capital Trust II of its U.S.$ 800,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153X2080),

•

the subordinated guarantee given by us in relation with the issuance by Deutsche Bank Contingent Capital Trust III of its U.S.$ 1,975,000,000 Non-cumulative Trust Preferred Securities (ISIN US25154A1088),

•

the subordinated guarantee given by us in relation with the issuance by Deutsche Bank Contingent Capital Trust IV of its EUR 1,000,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A0TU305) and

•

the subordinated guarantee given by us in relation with the issuance by Deutsche Bank Contingent Capital Trust V of its U.S.$ 1,385,000,000 Non-cumulative Trust Preferred Securities (ISIN US25150L1089), as well as the following of our issuances:

•	the EUR 1,750,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (ISIN DE000DB7XHP3),

•	the U.S.$ 1,250,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (ISIN XS1071551474) and

•	the GBP 650,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (ISIN XS1071551391).

No Limitation of Subordination; No Set-Off

No subsequent agreement may limit the subordination of the Notes or shorten the term of the Notes or any applicable notice period.

No holder may set off his claims arising under the Notes against any of our claims. No security or guarantee of whatever kind is, or will at any time be, provided by us or any other person securing rights of the holders under the Notes.

Resolution Measures

By subscribing for or otherwise acquiring the Notes, the holders will be bound by and will be deemed to consent to the imposition of any Resolution Measure (as defined below) by our competent resolution authority.

Under the relevant resolution laws and regulations as applicable to us from time to time, the Notes may be subject to the powers exercised by our competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Notes;

•	convert the Notes into ordinary shares or other instruments qualifying as core equity tier one capital; and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the Notes to another entity, (ii) the amendment of the terms and conditions of the Notes or (iii) the cancellation of the Notes.

We refer to each of these measures as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. For the avoidance of doubt, any non-payment by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the Notes or the Capital Securities Indenture to make a payment of principal of, interest on, or other amounts owing under the Notes.

The terms and conditions of the Notes will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the Notes, subject to any modification of the amount of interest payable to reflect the reduction of the principal amount, and any further modification of the terms that our competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

No repayment of the then-current principal amount of the Notes or payment of interest thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of the Federal Republic of Germany then applicable to us.

Upon the imposition of a Resolution Measure by our competent resolution authority with respect to the Notes, we will provide a written notice directly to the holders in accordance with the the Capital Securities Indenture as soon as practicable regarding such imposition of a Resolution Measure for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the Trustee and the paying agent for information purposes. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the Notes.

Upon the imposition of any Resolution Measure by our competent resolution authority, the Trustee will not be required to take any further directions from holders of the Notes under Section 5.09 of the Base Capital Securities Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Notes to direct certain actions relating to the Notes, and if any such direction was previously given under Section 5.09 of the Base Capital Securities Indenture to the Trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect. The Capital Securities Indenture shall impose no duties upon the Trustee or the paying agent, calculation agent, transfer agent and registrar (which we refer to as the “agents”) whatsoever with respect to the imposition of any Resolution Measure by our competent resolution authority. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the Notes remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the Notes), then the Trustee’s and the paying agent’s duties under the Capital Securities Indenture will remain applicable with respect to the Notes following such completion to the extent that we, the Trustee and agents agree pursuant to a supplemental indenture, unless we, the Trustee and the agents agree that a supplemental indenture is not necessary.

If our competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the Notes, unless the Trustee or the agents are otherwise instructed by the Issuer or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the Notes pursuant to the Resolution Measure will be made on a substantially pro rata basis among the Notes.

Deemed Agreement to Resolution Measures

By your acquisition of the Notes, you will be deemed irrevocably to have agreed, and you will agree:

•	to be bound by any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

•	that the imposition of any Resolution Measure will not constitute a default or an event of default under the Notes, the Capital Securities Indenture or the Trust Indenture Act.

By your acquisition of the Notes, you waive, to the extent permitted by the Trust Indenture Act, any and all claims against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Notes.

By your acquisition of the Notes, you will be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the Notes and (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which you hold such Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Notes as it may be imposed, without any further action or direction on your part of the Notes, the Trustee or the Agents.

Form, Ownership and Denomination of the Notes

We will issue the Notes in fully registered, global (i.e., book-entry) form without coupons. Book-entry interests in the Notes will be issued in minimum denominations of $200,000 and in integral multiples of $200,000 in excess thereof, which we refer to as the “Specified Denomination.” We refer to U.S. dollars as the “Specified Currency.” The Notes will be represented by global securities in the name of a nominee of the Depositary. You will hold beneficial interest in the Notes through the Depositary and its participants. The underwriters expect to deliver the Notes through the facilities of the Depositary on November 21, 2014. For a more detailed summary of the form of the Notes and settlement and clearance arrangements, please see “The Depositary” and “Book-Entry, Delivery and Form” in this prospectus supplement and “Forms of Securities” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Notes through the Depositary must trade in the Depositary’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear.

Definitive debt securities will only be issued in limited circumstances described under “The Depositary” and “Book-Entry, Delivery and Form” in this prospectus supplement and “Forms of Securities—Limitations on Issuance of Bearer Securities” in the accompanying prospectus.

Interest Payments on the Notes

Subject to a cancellation of interest payments (see “—Cancellation of Interest Payments”) or write-down (see “—Write-downs and Write-ups of the Principal Amount of the Notes”), the Notes will bear interest on their aggregate nominal amount from (and including) the Interest Commencement Date to (but excluding) April 30, 2015 (short first interest period), and thereafter from (and including) April 30 in each year (which we refer to as an “Interest Payment Date”) to (and excluding) the next following Interest Payment Date. A holder of a Note at the close of business on the Business Day immediately preceding an Interest Payment Date will be entitled to receive interest payable on such Note on the corresponding Interest Payment Date.

Unless expressly provided otherwise below, the rate of interest (which we refer to as the “Rate of Interest”) will, for any Interest Period, be (i) for the period from (and including) the Interest Commencement Date to (and excluding) April 30, 2025 (which we refer to as the “First Call Date”) a fixed rate of 7.50% per year, and (ii) for the period from (and including) the First Call Date a rate which will be the Reference Rate plus an initial credit spread of 5.003% per year. In relation to the period from (and including) the First Call Date and any fifth anniversary of the immediately preceding Reset Date, which we refer to in each case, as a “Reset Date,” to (and excluding) the following Reset Date, the Reference Rate will be determined on the second Business Day preceding the Reset Date on which such period commences, which we refer to as the “Determination Date.” The terms of the Notes provide that the Rate of Interest on the Notes will reset on each Reset Date. See “Risk Factors—The interest rate on the Notes will reset on each Reset Date.”

“Interest Period” means the period from (and including) the Interest Commencement Date to (and excluding) April 30, 2015 and thereafter from (and including) each Interest Payment Date to (and excluding) the next following Interest Payment Date.

“Reference Rate” means the 5 year semi-annual swap rate for U.S. dollar swap transactions, expressed as an annual rate, as displayed on the Reuters screen “ISDAFIX1” (or any successor page) (which we refer to as the “Screen Page”) under the heading “11:00 AM” (as such heading may appear from time to time) as at 11:00 a.m. New York time on the relevant Determination Date.

If any Interest Payment Date would otherwise fall on a day which is not a Business Day, it will be postponed to the next day which is a Business Day. Holders will not be entitled to further interest or other payment in respect of such postponement. If the date for payment of principal in respect of any the Notes is not a Business Day then the holders will not be entitled to payment until the next Business Day and will not be entitled to further interest or other payment in respect of such delay.

“Business Day” means a day (other than Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in New York and Frankfurt.

In the event that the Reference Rate does not appear on the Screen Page on the relevant Determination Date, Reference Rate will mean the percentage rate, expressed as an annual rate, determined on the basis of the 5 year Swap Rate Quotations provided by the Reference Banks to the Calculation Agent at approximately 11.00 a.m. New York time on the Determination Date. If at least three quotations are provided, the rate for that Determination Date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the Reference Rate will be the arithmetic mean of the quotations provided. If only one quotation is provided, the Reference Rate will be the quotation provided. If no quotations are provided, the Reference Rate will be equal to the last available 5 year semi-annual swap rate for U.S. dollar swap transactions on the Screen Page, expressed as an annual rate.

“5 year Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on the basis of a 360-day year of twelve 30-day months) of a fixed-for-floating U.S. dollar interest rate swap transaction which (i) has a term of 5 years commencing on the relevant Reset Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on the 3-months U.S. dollar LIBOR rate (calculated on the basis of the actual number of days elapsed in a 360-day year).

“Reference Banks” means five leading swap dealers in the interbank market.

The Calculation Agent will, forthwith after the determination of the Reference Rate, determine the applicable Rate of Interest and calculate the amount of interest payable on Notes in respect of the Specified Denomination (which we refer to as the “Interest Amount”) for the relevant Interest Periods. The Interest Amount will be calculated by applying the Rate of Interest and the Day Count Fraction to the Specified Denomination and rounding the resultant figure to the nearest unit of the Specified Currency, with 0.5 of such unit being rounded upwards. The Calculation Agent will cause the Rate of Interest and the Interest Amount for the Interest Periods up to the next Reset Date to be notified (i) to us, to the paying agent, to the other agents, to the Trustee and to the holders as soon as possible after their determination, but in no event later than the fourth Business Day thereafter and (ii), if required by the rules of any stock exchange on which the Notes are listed from time to time at our request, to such stock exchange as soon as possible after their determination, but in no event later than the first day of the Interest Period in relation to which the relevant Rate of Interest and the relevant Interest Amount applies.

“Day Count Fraction” means with regard to the calculation of an Interest Amount on the Notes for any period of time (which we refer to as the “Calculation Period”) the number of days in the Calculation Period divided by the actual number of days in the respective interest year (i.e., from (and including April 30 in any year to (and excluding) the next April 30).

Reference to principal in respect of the Notes will be deemed to include, as applicable, the following amounts: the redemption amount of the Notes, any premium and any other amounts which may be payable under or in respect of the Notes. Reference to interest in respect of the Notes will be deemed to include, as applicable, any Additional Amounts (see “—Payment of Additional Amounts”).

Payment of principal of, interest on and other amounts owing under the Notes, so long as the Notes are represented by global securities, will be made to the account of the Depositary, as holder of the global notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the global notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Cancellation of Interest Payments

The terms of the Notes provide that interest will be due and payable on an Interest Payment Date only if it is not cancelled or deemed to have been cancelled, and we have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. We will also be restricted from making interest payments in the circumstances described below. As a result, you may not receive any interest on any Interest Payment Date or at any other times, and you will have no claims whatsoever in respect of that cancelled or deemed cancelled interest.

Discretionary Cancellation of Interest Payments

We have the right, in our sole discretion, to cancel all or part of any payment of interest, including (but not limited to) if such cancellation is necessary to prevent our Common Equity Tier 1 capital ratio pursuant to Article 92 (1) (a) CRR or any successor provision, determined on a consolidated basis (which we refer to as our “Common Equity Tier 1 Capital Ratio”) from falling below 5.125 per cent. or to meet a requirement imposed by law or our competent supervisory authority. If we make use of such right, we will give notice to the holders in accordance with the Capital Securities Indenture without undue delay, but no later than on the relevant Interest Payment Date.

Interest that is cancelled will not be due and will not accumulate or be payable at any time thereafter. For more information on the cancellation of interest payments, see “Risk Factors—Interest on the Notes will be due and payable on an Interest Payment Date only if it is not cancelled or deemed to have been cancelled. We have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date, and interest payments may be restricted or prohibited in other circumstances.”

Mandatory Cancellation of Interest Payments

In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the Notes also restrict us from making interest payments on the Notes in certain circumstances described below, in which case, such interest will be cancelled. Interest that is cancelled will not be due and will not accumulate or be payable at any time thereafter, and you will have no rights thereto. See “Risk Factors—Interest on the Notes will be due and payable on an Interest Payment Date only if it is not cancelled or deemed to have been cancelled. We have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date, and interest payments may be restricted or prohibited in other circumstances.”

Payment of interest on the Notes for the relevant Interest Period will be cancelled (without prejudice to the exercise of our sole discretion pursuant to the terms described in “—Discretionary Cancellation of Interest Payments”):

•	to the extent that such payment of interest together with any additional kind of payment of dividends or interest (which we refer to as a “Distribution”) that are simultaneously planned or made or that have been made by us on the other capital instruments which, according to the CRR, qualify as common equity Tier 1 capital or Additional Tier 1 capital (which we refer to as “Tier 1 Instruments”) in our then current financial year would exceed the Available Distributable Items, provided that, for such purpose, the Available Distributable Items will be increased by an amount equal to what has been accounted for as expenses for Distributions in respect of Tier 1 Instruments (including payments of interest on the Notes) in the determination of the profit (Gewinn) on which the Available Distributable Items are based; or

•

if and to the extent that our competent supervisory authority orders that all or part of the relevant payment of interest be cancelled or another prohibition of Distributions is imposed by law or an authority.

“Available Distributable Items” means, with respect to any payment of interest, the profit (Gewinn) as of the end of our financial year immediately preceding the relevant Interest Payment Date, and for which audited annual financial statements are available, plus (i) any profits carried forward and distributable reserves (ausschüttungsfähige Rücklagen), minus (ii) any losses carried forward and any profits which are non-distributable pursuant to applicable law or our Articles of Association and any amounts allocated to the non-distributable reserves, provided that such profits, losses and reserves will be determined on the basis of our unconsolidated financial statements prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect (“German GAAP”) and not on the basis of our consolidated financial statements.

For more information on the calculation of Available Distributable Items, see “Available Distributable Items of the Bank” in this prospectus supplement.

Interest on the Notes Only Due and Payable if Not Cancelled or Deemed Cancelled

Interest on the Notes will only be or become due and payable on an Interest Payment Date to the extent it has not been cancelled or deemed cancelled (in each case, in whole or in part) in accordance with the provisions described in this section “—Cancellation of Interest Payments.” To the extent any payment of interest that would otherwise have been paid has been cancelled or deemed cancelled, then the interest that would otherwise have been payable absent such cancellation will not be due and payable and no holder will have any claim whatsoever in respect thereof. In addition, principal, interest or other amounts on the Notes will only be or become due and payable to the extent that such amounts are not subject to any Resolution Measure. Any interest, principal or other amounts so cancelled or deemed cancelled (in each case, in whole or in part) pursuant to such sections will not be due and will not accumulate or be payable at any time thereafter, and holders will have no rights thereto or in connection therewith or any claim therefor and will not be entitled to any additional interest or compensation as a result of or in connection with such cancellation or deemed cancellation. For the avoidance of doubt, any such cancellation or deemed cancellation (in whole or in part) will not constitute a failure by us under the terms of the Notes or the Capital Securities Indenture to make a payment of interest owing under the Notes.

Use of Funds from Cancelled Payments of Interest

We have the right to use the funds from cancelled payments of interest without restriction for the fulfillment of our own obligations when due. To the extent that payments of interest are cancelled, such cancellation includes all Additional Amounts as described in “—Payment of Additional Amounts.” Any payments of interest which have been cancelled will not be made or compensated at any later date.

Deemed Agreement to Cancellation of Interest Payments

By your acquisition of the Notes, you will be deemed irrevocably to have agreed and, subject to any write-down as described in “—Write-downs and Write-ups of the Principal Amount of the Notes—Write-downs of the Principal Amount of the Notes,” you will agree, that:

•	interest is due and payable in respect of any period only if and to the extent that we have not exercised our sole discretion to cancel such payment, and no amount of interest will become due and payable in respect of any such period to the extent that it has been (i) cancelled (in whole or in part) by us at our sole discretion in accordance with the terms described in “—Discretionary Cancellation of Interest Payments,” (ii) cancelled (in whole or in part) pursuant to a Resolution Measure and/or (iii) deemed cancelled (in whole or in part) pursuant to the terms described in “—Mandatory Cancellation of Interest Payments;”

•

a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Notes and of the Capital Securities Indenture will not constitute a default in payment or otherwise constitute a default under, or a breach of, the terms of the Notes or the Capital Securities Indenture; and

•

interest, principal or other amounts on the Notes will only be or become due and payable in accordance with the terms described in “—Interest on the Notes Only Due and Payable if Not Cancelled or Deemed Cancelled” and this section “—Deemed Agreement to Cancellation of Interest Payments.”

Write-downs and Write-ups of the Principal Amount of the Notes

Write-downs of the Principal Amount of the Notes

Upon the occurrence of a Trigger Event (as defined below), the redemption amount and the nominal amount of the Notes will be reduced by the amount of the relevant write-down (as further described below). Accordingly, under the terms of the Notes, upon the occurrence of a Trigger Event leading to a write-down in the principal amount of the Notes, you could lose all or part of the value of your investment in the Notes. A regulatory write-down will not constitute a default or an event of default under the Notes or the Capital Securities Indenture or give rise to any right to accelerate the repayment of any principal on the Notes. See “Risk Factors—Upon the occurrence of a Trigger Event leading to a write-down in the principal amount of the Notes, you could lose all or part of the value of your investment in the Notes, and you will have no right to the principal of the Notes that has been written down.”

A “Trigger Event” will occur if, at any time, our Common Equity Tier 1 Capital Ratio falls below 5.125 per cent.

For more information on the circumstances that may surround or cause a Trigger Event, see “Risk Factors—The circumstances surrounding or causing a Trigger Event may be unpredictable.”

Upon the occurrence of a Trigger Event, a write-down will be effected pro rata with all other Additional Tier 1 instruments within the meaning of the CRR (Additional Tier 1 capital), the terms of which provide for a write-down (whether permanent or temporary) upon the occurrence of the Trigger Event. For such purpose, the total amount of the write-downs to be allocated pro rata will be equal to the amount required to restore fully our Common Equity Tier 1 Capital Ratio to 5.125 per cent. but will not exceed the sum of the nominal amounts of the relevant instruments outstanding at the time of occurrence of the Trigger Event.

The sum of the write-downs to be effected with respect to the Notes will be limited to the outstanding aggregate nominal amount of the Notes at the time of occurrence of the relevant Trigger Event.

Upon the occurrence of a Trigger Event, we will:

•

inform our competent supervisory authority that is responsible for us and, in accordance with the Capital Securities Indenture, provide notice to the Trustee, the agents and the holders of the Notes without undue delay about the occurrence of such Trigger Event and the fact that a write-down will have to be effected, and

•

determine the write-down to be effected without undue delay, but not later than within one month (unless our competent supervisory authority shortens such period), and notify such write-down (i) to the competent supervisory authority, (ii) to the holders of the Notes in accordance with the Capital Securities Indenture, (iii) to the calculation agent and the paying agent, the other agents and the Trustee and (iv), if required by the rules of any stock exchange on which the Notes are listed from time to time at our request, to such stock exchange.

The write-down will be deemed to be effected at the time when the notices above are given, and the nominal amount of each Note in the Specified Denomination (including the redemption amount) will be deemed to be reduced at such time by the amount of such write-down.

Neither the Trustee nor the paying agent will be liable with respect to (i) the calculation or accuracy of the Common Equity Tier 1 Capital Ratio in connection with the occurrence of a Trigger Event and the timing of such Trigger Event, (ii) our failure to post or deliver the underlying Common Equity Tier 1 Capital Ratio calculations of a Trigger Event to the Depositary or the holders or (iii) any aspect of our decision to deliver a notice of a write-down.

Deemed Agreement to Principal Write-down

By your acquisition of the Notes, you will be deemed irrevocably to have agreed and, subject to any interest cancellation (see “—Cancellation of Interest Payments”), you will agree, that:

•

interest is not due and payable on any portions of the aggregate nominal amount of the Notes written down in accordance with the terms described in “—Write-downs of the Principal Amount of the Notes” (to the extent not subsequently written up in accordance with the terms described in “—Write-ups of the Principal Amount of the Notes”);

•

a write down of the nominal amount of the Notes (in whole or in part) in accordance with the terms of the Capital Securities Indenture will not constitute a default in payment or otherwise constitute a default under, or a breach of, the terms of the Notes or the Capital Securities Indenture; and

•

interest or principal on the Notes will only be or become due and payable on an Interest Payment Date or other relevant date to the extent the nominal amount of the Notes at the time of such payment has not been written down in accordance with the terms described in “—Write-downs of the Principal Amount of the Notes” (in whole or in part, and to the extent not subsequently written up pursuant to the terms described in “—Write-ups of the Principal Amount of the Notes.”) Any interest, principal or other amounts unpaid as a result of a write-down (in whole or in part) in accordance with the terms described in “—Write-downs of the Principal Amount of the Notes” will not be due and will not accumulate or be payable at any time thereafter, and you will have no rights thereto or in connection therewith or any claim therefor, and you will not be entitled to any additional interest or compensation as a result of or in connection with such write-down. For the avoidance of doubt, any such write-down (in whole or in part) will not constitute a failure by us under the terms of the Notes or the Capital Securities Indenture to make a payment of principal of, interest on, or other amounts owing under the Notes.

Write-ups of the Principal Amount of the Notes

After a write-down has been effected, the nominal amount and the redemption amount of each Note, unless previously redeemed or repurchased and cancelled, may be written up in accordance with the following provisions in each of our financial years, subsequent to the occurrence of such write-down, until the full initial nominal amount has been reached, to the extent that a corresponding annual profit (Jahresüberschuss, calculated in accordance with German law and accounting principles) is recorded, and the write-up will not give rise to or increase an annual loss (Jahresfehlbetrag, calculated in accordance with German law and accounting principles). The write-up will occur with effect as of (and including) the Interest Payment Date immediately following our financial year for which the above-mentioned annual profit (Jahresüberschuss) was determined.

The write-up will be effected pari passu with write-ups of other Additional Tier 1 instruments within the meaning of the CRR, unless this would cause us to be in breach of any of our contractual obligations that we have assumed, or with any statutory or regulatory obligations.

Subject to the conditions (1) to (5) below, which may limit the extent of any write-up, it will be at our discretion to effect a write-up. In particular, we may effect a write-up only in part or effect no write-up at all, even if a corresponding annual profit is recorded and the conditions (1) to (5) are fulfilled.

(1)

To the extent that the annual profit determined or to be determined is to be used for a write-up of the Notes (i.e., a write-up of the nominal amount and of the redemption amount) and of other Additional Tier 1 instruments within the meaning of the CRR, the terms of which provide for a similar Trigger Event (also if such terms provide for a different Tier 1 capital ratio as trigger), which we refer to together with the Notes as the “AT1 Instruments,” and is available in accordance with (2) and (3) below, such write-up will be effected pro rata in proportion to the initial nominal amounts of the instruments.

(2)

The maximum total amount that may be used for a write-up of the Notes and of other AT1 Instruments that have been written down and for the payment of interest and any Distributions on AT1 Instruments that have been written down will be calculated, subject to the regulatory technical standards applicable at the time when the write-up is effected, in accordance with the following formula:

H = J x S/T1

“H” means the maximum amount available for the write-up of the AT1 Instruments and Distributions on AT1 Instruments that have been written down;

“J” means the annual profit determined or to be determined for the previous year;

“S” means the sum of the initial nominal amounts of the AT1 Instruments (i.e., before write-downs due to a Trigger Event or other comparable event are effected);

“T1” means the amount of our Tier 1 capital immediately before the write-up is effected.

The maximum amount “H” will be determined in accordance with the regulatory technical standards as applicable from time to time, which are currently available in the “Commission Delegated Regulation (EU) No 241/2014 of 7 January 2014 supplementing Regulation (EU) No 575/2013 of the European Parliament and of the Council with regard to regulatory technical standards for Own Funds requirements for institutions.” The maximum amount “H” will be determined by us in accordance with the requirements applicable at the time of determination, and the write-up will be based on the amount so determined without requiring any amendment to the terms described in this paragraph (2).

(3)

In total, the sum of the amounts of the write-ups of AT1 Instruments together with the amounts of any dividend payments and other Distributions on our shares and other Common Equity Tier 1 instruments (including payment of interests and other Distributions on AT1 Instruments that have been written down) for the relevant financial year must not exceed the maximum distributable amount within the meaning of Article 141 (2) CRD IV or any successor provision (which we refer to as “Maximum Distributable Amount”) as transposed into national law.

“CRD IV” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

(4)

Write-ups of the Notes do not have priority over dividend payments and other Distributions on our shares and other Common Equity Tier 1 instruments, i.e., such payments and Distributions are permitted even if no full write-up has been effected.

(5)	At the time of a write-up, there must not exist any Trigger Event that is continuing. A write-up is also excluded if such write-up would give rise to the occurrence of a Trigger Event.

If we elect to effect a write-up in accordance with the provisions described in this section “—Write-ups of the Principal Amount of the Notes,” we will notify the holders of the Notes in accordance with the Capital Securities Indenture, the calculation agent, the paying agent, the other agents, the Trustee and, if required by the rules of any stock exchange on which the Notes are listed from time to time at our request, such stock exchange, of the write-up as of the relevant Interest Payment Date (including the amount of the write-up as a percentage of the initial nominal amount of the Notes and the effective date of the write-up (which we refer to in each case as a “Write-up Date”) no later than 10 calendar days prior to the relevant Interest Payment Date. The write-up will be deemed to be effected at the time when the notice to the holders is given in accordance with the Capital Securities Indenture and the nominal amount of each Note in their Specified Denomination (including the redemption amount) will be deemed to be increased by the amount specified in the notice with effect as of the Write-up Date.

Interest Payments after Write-downs and Write-ups of the Principal Amount of the Notes

In the event of a write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes—Write-downs of the Principal Amount of the Notes,” the Notes will, for the full respective Interest Period in which such write-down occurs, only bear interest on the aggregate nominal amount which has been reduced accordingly. A potential write-up, which may occur on the relevant Interest Payment Date, will not be taken into account for such Interest Period, and will only become effective from the Interest Period commencing on the Interest Payment Date on which the write-up occurs.

Redemption

The Notes have no scheduled maturity date. Holders will have no right to call the Notes for redemption. Under the terms of the Notes, the Notes have no fixed maturity and no fixed redemption date, and we are not required to make any repayment of the principal amount of the Notes at any time or under any circumstances. See “Risk Factors—The Notes have no fixed maturity and no fixed redemption date, there are no defaults or events of default under the Notes and you do not have any right to accelerate the repayment of the principal amount of the Notes. Accordingly, you may lose your investment in the Notes.”

If we redeem or repurchase the Notes otherwise than in the circumstances described “—Status; Ranking” or as a result of a redemption pursuant to the terms described in this section “—Redemption,” then the amounts redeemed or paid must be returned to us irrespective of any agreement to the contrary unless our competent supervisory authority has given its consent to such redemption or repurchase. A termination or redemption of the Notes or a repurchase of the Notes requires, in any event, the prior consent of our competent supervisory authority.

The Notes will cease to bear interest from the beginning of the day on which they are due for redemption. If we fail to redeem the Notes when due, interest will continue to accrue on the outstanding aggregate nominal amount of the Notes from (and including) the due date to (and excluding) the date of actual redemption of the Notes at the default rate of interest established by law.

No holder will have any claim against us in connection with or arising out of the reduction of the redemption amount in connection with any write-down or any Resolution Measure.

If we have elected to redeem any Notes but prior to the payment of the redemption amount (i) our competent resolution authority has imposed a Resolution Measure with respect to the Notes or (ii) a Trigger Event has occurred, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Optional Early Redemption

We may redeem all, but not some, of the Notes, subject to the prior consent of our competent supervisory authority, upon not less than 25 days’ notice of redemption with effect as of the First Call Date and any fifth anniversary of the immediately preceding Early

Redemption Date, which we together refer to as the “Early Redemption Date.” The redemption price of each Note redeemed in accordance with the terms described in this section “—Optional Early Redemption,” unless previously redeemed in whole or in part or repurchased and cancelled, will be the initial nominal amount of the Note together with interest (if any, and subject to a cancellation of the interest payment accrued to (and excluding) the Early Redemption Date), unless such Note is written down in whole or in part pursuant to a Resolution Measure, in which case the redemption price will be the nominal amount of the Note after giving effect to such write-down.

Early Redemption for Regulatory Reasons

We may redeem all, but not some, of the Notes at our option at any time that (i) the percentage of the aggregate principal amount of the Notes outstanding at such time that may be treated as Additional Tier 1 capital for the purposes of our own funds in accordance with applicable law has been reduced or (ii) we are subject to any other form of less advantageous regulatory own funds treatment with respect to the Notes than that as of the Interest Commencement Date. Such redemption will be subject to any required prior consent of our competent supervisory authority, and will be made upon not less than 25 and not more than 60 days’ prior notice of redemption. The redemption price of each Note redeemed in accordance with the terms described in this section “—Early Redemption for Regulatory Reasons,” unless previously redeemed in whole or in part or repurchased and cancelled, will be the then current nominal amount of the Note, as reduced by any write-downs (to the extent not made up for by any write-up(s)), together with interest (if any, and subject to a cancellation of the interest payment accrued to (and excluding) the date fixed for redemption).

Early Redemption for Reasons of Taxation

We may redeem all, but not some, of the Notes at our option, if the tax treatment of the Notes changes, due to a change in applicable legislation, including a change in any fiscal or regulatory legislation, rules or practices, or a change in the official application or official interpretation of such legislation or rules, which takes effect after the Interest Commencement Date (including but not limited to the tax deductibility of interest payable on the Notes or the obligation to pay Additional Amounts), and we determine, in our own discretion, that such change has a material adverse effect on us. Such redemption will be subject to the prior consent of our competent supervisory authority, and will be made upon not less than 25 and not more than 60 days’ prior notice of redemption. The redemption price of each Note redeemed in accordance with the terms described in this section “—Early Redemption for Reasons of Taxation,” unless previously redeemed in whole or in part or repurchased and cancelled, will be the then current nominal amount of the Note, as reduced by any write-downs (to the extent not made up for by any write-up(s)), together with interest (if any, and subject to a cancellation of the interest payment accrued to (and excluding) the date fixed for redemption).

Redemption after Write-up

We may only exercise our ordinary redemption right pursuant to the terms described in the section “—Optional Early Redemption” only if any write-downs pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes—Write-downs of the Principal Amount of the Notes” have been fully written up. However, if any Note is written down in whole or in part pursuant to a Resolution Measure, we will be permitted to exercise our ordinary redemption right pursuant to the terms described in the section “—Optional Early Redemption” without subsequently writing up any such write-down. Otherwise, the exercise of our redemption rights pursuant to the terms described in “—Optional Early Redemption,” “—Early Redemption for Regulatory Reasons” and “—Early Redemption for Reasons of Taxation” will be at our sole discretion.

No Right to Accelerate Repayment of the Principal of the Notes; Limited Remedies

No Right to Accelerate Repayment of the Principal of the Notes

There are no defaults or events of default under the Notes, and under no circumstances may the holders or the Trustee declare the principal amount of the Notes and interest accrued thereon to be due and payable.

Under the terms of the Notes, we are not required to make any repayment of the principal amount of the Notes at any time or under any circumstances. Accordingly, you may lose part or all of your investment in the Notes. See “Risk Factors—The Notes have no fixed maturity and no fixed redemption date, there are no defaults or events of default under the Notes and you do not have any right to accelerate the repayment of the principal amount of the Notes. Accordingly, you may lose your investment in the Notes.”

If we do not make payments of principal of, interest on, or other amounts owing under the Notes (i) pursuant to the subordination provisions of the Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest in accordance with the terms described in “—Cancellation of Interest Payments” or (iv) as a result of any write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes,” we will not be in default, and none of the Trustee and the holders will be permitted to demand repayment of the Notes. Moreover, in the event of a Resolution Measure, a cancellation of interest pursuant to the terms described in “—Cancellation of Interest Payments” or a write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes,” the holders of the Notes may permanently lose the right to receive such payments. If we do not make payments of principal of, interest on, or other amounts owing under the Notes when due for reasons other than (i) pursuant to the subordination provisions of the Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest pursuant to the terms described in “—Cancellation of Interest Payments” or (iv) as a result of any write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes,” we will be in breach of our obligations under the Capital Securities Indenture. Nevertheless, neither the Trustee nor the holders may demand repayment of the Notes in any such case. Furthermore, if we become subject to German insolvency proceedings, the Trustee and holder of the Notes will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

By your acquisition of the Notes, you will be deemed irrevocably to have agreed that (i) the imposition of a Resolution Measure by our competent resolution authority with respect to the Notes (ii) a cancellation of interest pursuant to the terms described in “—Cancellation of Interest Payments” or (iii) a write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes” will not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Limited Remedies

Upon the occurrence of any non-payment of principal of, interest on, or other amounts owing under the Notes (other than (i) pursuant to the subordination provisions of the Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest pursuant to the terms described in “—Cancellation of Interest Payments” or (iv) as a result of any write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes”), we will give prompt written notice to the Trustee and the paying agent. In such case and subject to the waiver in “—Resolution Measures—Deemed Agreement to Resolution Measures,” the Trustee may proceed to protect and enforce its rights and the rights of the holders in accordance with the Capital Securities Indenture whether in connection with (a) any failure by us under the terms of the Base Capital Securities Indenture to make any payment of principal of, interest on, or other amounts owing under the Notes at such time as such payment is required to be made pursuant to the terms of the Notes or (b) any breach by us of our obligations under Notes, the Capital Securities Indenture or otherwise, by such judicial proceedings as the Trustee will deem most effective as directed by the Holders, provided that we will not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Notes prior to any date on which the principal of, or any interest on, the Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us will be available to the Trustee or the holders whether for the recovery of amounts owing in respect of the Notes or under the Capital Securities Indenture or in respect of any breach by us of our obligations under the Capital Securities Indenture or in respect of the Notes, except that the Trustee and the holders will have such rights and powers as they are required to have under the Trust Indenture Act, and provided that any payments are subject to the subordination provisions of the Notes, any Resolution Measure, a cancellation of interest pursuant to the terms described in “—Cancellation of Interest Payments” or a write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes.”

Amendments to the Capital Securities Indenture and the Notes

Modification without Consent of Holders

We and the Trustee may amend, modify or supplement the Capital Securities Indenture or the Notes without the consent of any holder of the Notes to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of the Notes;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	to give effect to any variation to the terms of the Notes as a result of any exercise of any Resolution Measure;

•	establish the forms or terms of the Notes of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification Requiring Consent of Each Holder

We and the Trustee may not make any of the following changes to any outstanding Note without the consent of each holder that would be affected by such change:

•	reduce the principal amount of such Note in any manner not permitted pursuant to the terms of the Notes;

•	reduce the rate or change the time of payment of interest of the Notes in any manner not permitted pursuant to the terms of the Notes;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium, or interest thereon is payable;

•	modify the provisions of the Capital Securities Indenture with respect to the subordination of the Notes in a manner adverse to the holders;

•	reduce the percentage of Notes the consent of whose holders is required for modification of the Capital Securities Indenture; or

•

to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of the Notes, impair the right of any holder to institute actions to receive payment of the principal of and interest on the Notes on or after the respective due dates expressly provided for pursuant to the terms of the Notes.

Modification with Consent of Holders of a Majority

We and the Trustee may make any other change to the Capital Securities Indenture and to the rights of the holders of the Notes, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding Notes, voting as one class.

Payments Subject to Fiscal Laws

All payments in respect of the Notes are subject in all cases to (i) any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the terms described in “—Payment of Additional Amounts,” and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (which we refer to as the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, (or any regulations or agreements thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (which we refer to collectively as collectively, “FATCA”).

Payment of Additional Amounts

All amounts payable in respect of the Notes will be paid without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction by or in or for the account of the Federal Republic of Germany or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In such event, we will pay such additional amounts (which we refer to as “Additional Amounts”) as will be necessary in order that the net amounts received by the holders, after such withholding or deduction, will equal the respective amounts which would otherwise have been receivable by the holders in the absence of such withholding or deduction; except that no such Additional Amounts will be payable on account of any taxes or duties which:

•

are payable by any person acting as custodian bank or collecting agent on behalf of a holder, or otherwise in any manner which does not constitute a deduction or withholding by us or our paying agent from payments of principal or interest made by it; or

•

are payable by reason of the holder having, or having had, some personal or business connection with the Federal Republic of Germany and not merely by reason of the fact that payments in respect of the Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Federal Republic of Germany; or

•

are deducted or withheld pursuant to (i) any European Union Directive or Regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Federal Republic of Germany or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; or

•

where presentation of the Notes is required, are withheld or deducted by a paying agent from a payment if the payment could have been made by another paying agent without such withholding or deduction; or

•

are payable by reason of a change in a law that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and notice thereof is published in accordance with the Capital Securities Indenture, whichever occurs later; or

•

are avoidable or would have been avoidable through fulfillment of statutory requirements or through the submission of a declaration of non-residence or by otherwise enforcing a claim for exemption vis à vis the relevant tax authority; or

•	are deducted or withheld in respect of FATCA; or

•

are deducted or withheld because the beneficial owner of the Notes is not himself the legal owner (holder) of the Notes and the deduction or withholding in respect of payments to the beneficial owner would not have been made or the payment of Additional Amounts in respect of a payment to the beneficial owner in accordance with the above provisions could have been avoided if the latter had also been the legal owner (holder) of the Notes.

For the avoidance of doubt, no Additional Amounts will be payable in respect of (i) principal, interest or other amounts written down pursuant to a Resolution Measure, (ii) interest cancelled pursuant to the terms described in “—Cancellation of Interest Payments” or (iii) principal written down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes”

Other Currencies

If any amounts with respect to any instrument are not expressed in our functional currency, for the purposes of the Notes and the Capital Securities Indenture such amounts will be converted into such functional currency at the then-prevailing exchange rate, as determined by us in our reasonable discretion, or such other procedure as provided by applicable capital regulations.

Further Issues, Purchases, Cancellation and Prescription Period

Further Issues

We may from time to time, without the consent of the holders, issue further Notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date, interest commencement date and/or issue price) so as to form a single series with the Notes.

Purchases

We may (subject to the prior consent of our competent supervisory authority, if required) purchase Notes in a regulated market or otherwise at any price. Notes purchased by us may, at our option, be held, resold or surrendered to the paying agent for cancellation. If purchases are made by public tender, tenders for such Notes must be made available to all holders of such Notes alike in accordance with the Capital Securities Indenture.

Cancellation

All Notes redeemed in full will be cancelled forthwith and may not be reissued or resold.

Prescription Period

Under the laws of New York, claims relating to principal and interest payable under the terms of the Notes will be prescribed according to the applicable statute of limitations, which would bar any such claim no earlier than 6 years after the payment date.

Other Currencies

If any amounts with respect to any instrument are not expressed in our functional currency, for the purposes of the Notes and the Capital Securities Indenture, such amounts will be converted into such functional currency at the then-prevailing exchange rate, as determined by us in our reasonable discretion, or such other procedure as provided by applicable capital regulations.

Replacement of Notes

At the expense of the holder, we may, in our discretion, replace any Notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated Notes must be delivered to the Trustee, the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the Notes must be delivered to us, the paying agent, the registrar and the Trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered Notes, and the Trustee may be required before a replacement Note will be issued.

Notices

Notices to be given to holders of Notes represented by a global note will be given only to the Depositary, as the registered holder, in accordance with its applicable policies as in effect from time to time. We expect that any such notices will be passed on by the Depositary to the beneficial owners of interests in the Notes in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator. Notices to be given in respect of Notes held in street name will be given only to the bank, broker or other financial institution in whose name the Notes are registered, and not the owner of any beneficial interests. Notices to be given to holders of certificated (i.e., definitive) Notes will be sent by mail to the respective addresses of the holders as they appear in the note register, and will be deemed given when mailed. In addition, so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange, notices that we are required to publish on a website or newspaper of general circulation pursuant to Luxembourg Stock Exchange rules will be made available on the Luxembourg Stock Exchange’s website (www.bourse.lu).

For the avoidance of doubt, notices to the holders with respect to the imposition of a Resolution Measure, a cancellation of interest pursuant to “—Cancellation of Interest Payments” or a write-down pursuant to “—Write-downs and Write-ups of the Principal Amount of the Notes” will be given directly by us to the Depositary.

Governing Law

The Notes and the Capital Securities Indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions of each of the Notes and the Capital Securities Indenture, which will be governed by and construed in accordance with the laws of the Federal Republic of Germany.

Listing

Application has been made to list the Notes on the Official List of the Luxembourg Stock Exchange and to trade the Notes on the Euro MTF market. The Euro MTF Market of the Luxembourg Stock Exchange is not a regulated market for purposes of the Markets in Financial Investments Directive (Directive 2004/39/EC). We cannot guarantee that our application will be approved, and settlement of the Notes is not conditional on obtaining the listing.

AVAILABLE DISTRIBUTABLE ITEMS OF THE BANK

The terms of the Notes restrict us from making interest payments on the Notes in certain circumstances when the Distributions that are simultaneously planned or made or that have been made by us on our other Tier 1 Instruments during the relevant financial year would exceed our Available Distributable Items.

In order to determine whether we would be permitted, pursuant to the terms of the Notes, to make an Interest Payment on the Notes on any Interest Payment Date, we will first determine our Available Distributable Items in accordance with the terms of the Notes by determining:

•

our profit (Gewinn) as of the end of the financial year immediately preceding the relevant Interest Payment Date on the basis of our relevant unconsolidated financial statements for such financial year;

•

plus, as applicable, any profits carried forward and distributable reserves (ausschüttungsfähige Rücklagen) on the basis of our unconsolidated financial statements for our financial year immediately preceding the relevant Interest Payment Date; and

•

minus, as applicable, any losses carried forward and any profits which are non-distributable pursuant to applicable law or our Articles of Association and any amounts allocated to the non-distributable reserves, each as determined on the basis of our unconsolidated financial statements for our financial year immediately preceding the relevant Interest Payment Date.

With respect to the determination above, the CRR uses the term “profit (Gewinn)” and accordingly, we have used the term in the Capital Securities Indenture and the terms of the Notes. The corresponding line item in our unconsolidated financial statements is “net income (Jahresüberschuss).”

After making the determination above, we will then increase such amount by the aggregate amount of interest reflected as expenses for distributions in respect of Tier 1 Instruments included in our unconsolidated financial statements for our financial year immediately preceding the relevant Interest Payment Date. Tier 1 Instruments will include capital instruments which, according to the CRR, qualify as common equity Tier 1 capital or Additional Tier 1 capital (including the Notes) and will also include expenses in respect of payment obligations by us under support undertakings and subordinated guarantees entered into in relation to certain legacy Tier 1 instruments (previously issued in the form of non-cumulative preferred securities by certain of our consolidated subsidiaries).

We will then subtract in chronological order every gross payment we will make on our other Tier 1 Instruments from the sum resulting from the above calculation. On the basis of this calculation, we will determine whether, by the time we intend to make an interest payment on the Notes, the remaining amount will be sufficient to cover such interest payment.

Available Distributable Items are determined on the basis of our audited unconsolidated financial statements prepared in accordance with German GAAP and other applicable German law then in effect. German GAAP differs in certain respects from IFRS, in accordance with which Deutsche Bank Group prepares its consolidated financial statements. Available Distributable Items in respect of any financial year include, in addition to annual profits, transfers made by us, in our discretion, of amounts denoted below as “Other revenue reserves after net income attribution (Andere Gewinnrücklagen (nach Einstellungen in Gewinnrücklagen)).” In addition, in determining the Available Distributable Items for any financial year, the amounts shown below as “Profit carried forward from previous year (Gewinnvortrag aus dem Vorjahr)” may be transferred in our discretion to offset any losses which may be incurred by us.

The following table sets forth, for the financial years ended December 31, 2013, 2012 and 2011, the items derived from our unconsolidated income statement and balance sheet for the respective financial year as well as from the notes to the balance sheet of the respective audited financial statements that affect the calculation of our Available Distributable Items as well as interest expenses on Tier 1 Instruments that relate to the foregoing discussion:

	For the financial year ended December 31,
	2013	2012	2011
	(in € millions)
Distributable Profit (Bilanzgewinn)	920	792	852
Net income (Jahresüberschuss)	893	729	1,426
Profits carried forward from previous year (Gewinnvortrag aus dem Vorjahr)	28	163	126
Net income attribution to revenue reserves (Einstellungen in Gewinnrücklagen)	—	(100)	(700)
Other revenue reserves after net income attribution to revenue reserves (Andere Gewinnrücklagen (nach Einstellungen in Gewinnrücklagen))	6,111	6,114	5,434

Total dividend potential before amount blocked	7,031	6,906	6,286
Minus profits non-distributable pursuant to applicable law, including dividend amount blocked under section 268 (8) of the German Commercial Code (ausschüttungsgesperrte Beträge gemäß § 268 Abs. 8 HGB)	(5,064)	(6,115)	(5,453)

Available Distributable Items	1,967	791	833
Plus aggregate amount of interest expenses relating to Distributions on Tier 1 Instruments	756	791	753

Total amount referred to in “Description of the Notes—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments” as being available to cover Interest Payments on the Notes and Distributions on other Tier 1 Instruments	2,723	1,582	1,586

THE DEPOSITARY

The Depository Trust Company, New York, New York will be designated as the depositary for each registered global note. Each registered global note will be registered in the name of Cede & Co., the Depositary’s nominee.

What Is the Depositary? The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. The Depositary’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary’s book-entry system is also available to others, including both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

Beneficial Ownership Interests and the Depositary’s Book-Entry System. Purchases of the Notes under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Note (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited with the Depositary are registered in the name of Cede & Co, or such other name as may be requested by the Depositary. The deposit of Notes with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Notes; the Depositary’s records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Notices and Communications. Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Voting. Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the Notes are credited on the record date.

Payments. Redemption proceeds, distributions, and other payments on the Notes will be made to Cede & Co or such other nominee as may be requested by the Depositary. The Depositary’s practice is to credit direct participants’ accounts upon the Depositary’s receipt of funds or other property and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of the Depositary or its nominee, the Trustee, any agent of ours, or us, subject to any statutory or regulatory requirements that may be in effect from time to time. Payments of redemption proceeds, distributions, and other payments to Cede & Co. or such other nominee as may be requested by the Depositary are our responsibility or the responsibility of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Discontinuance of the Depositary. The Depositary may discontinue providing its services as depositary with respect to the Notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. See “Forms of Securities—Global Securities” in the accompanying prospectus.

We may decide to discontinue use of the system of book-entry transfers through the Depositary or any successor depositary. In that event, security certificates will be printed and delivered. See “Forms of Securities—Global Securities” in the accompanying prospectus.

According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The information in this section concerning the Depositary and its book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time. See “Form of Securities” in the accompanying prospectus for additional information about the form of the Notes.

BOOK-ENTRY, DELIVERY AND FORM

The Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the registered global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global notes held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in the registered global notes in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, N.A., acting in this depositary capacity, as the “U.S. depositary” for the relevant clearing system. Except as set forth below, the registered global notes may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, “Clearstream, Luxembourg customers,” and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

Distributions with respect to the Notes held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

The Euroclear operator advises that the Euroclear System was created in 1968 to hold securities for its participants, “Euroclear participants,” and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator, a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

The Euroclear operator provides Euroclear participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

Non-participants of Euroclear may acquire, hold and transfer book-entry interests in Notes through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the “terms and conditions.” The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

Although the Euroclear operator has agreed to the procedures provided below in order to facilitate transfers of securities among Euroclear participants and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform in accordance with such procedures, and such procedures may be modified or discontinued at any time.

Investors electing to acquire securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Investors electing to acquire, hold or transfer securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions of such securities.

Investors who are Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with the Euroclear operator. Investors who are not Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in these securities through accounts with Euroclear.

The Euroclear operator further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

The Euroclear operator further advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator’s records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

Individual certificates in respect of the Notes will not be issued in exchange for the registered global notes, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global notes or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by registered global notes upon delivery of those registered global notes for cancellation.

Title to book-entry interests in the Notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the Notes may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the Notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the Notes among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

A further description of the Depositary’s procedures with respect to the registered global notes is set forth in this prospectus supplement under “The Depositary.” The Depositary has confirmed to us, Deutsche Bank Securities Inc. and the Trustee that it intends to follow those procedures.

Global Clearance and Settlement Procedures

Initial settlement for the Notes offered on a global basis will be made in immediately available funds. Secondary market trading between the Depositary’s participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the Notes to or receiving interests in the Notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the Notes by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary sets forth certain material U.S. federal income tax consequences of the ownership and sale or other disposition of the Notes by a U.S. Holder (as defined below) (and solely to the extent described below under “—Backup Withholding and Information Reporting” and “—Possible FATCA Consequences Relating to the Notes,” to a non-U.S. person) that acquires the Notes in connection with this offering. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States and Germany, all as of the date hereof. These laws are subject to change, possibly with retroactive effect, and different interpretations. This summary does not purport to discuss all aspects of U.S. federal income taxation which may be relevant to the particular circumstances of investors, or that may be relevant to a particular person’s decision to acquire such Notes, and does not describe all the tax consequences which may apply to investors subject to special tax rules, such as certain financial institutions, insurance companies, entities classified as partnerships for U.S. federal income tax purposes or partners therein, dealers in securities, traders in securities electing to mark their positions to market, regulated investment companies, certain U.S. expatriates, tax-exempt organizations, persons holding the Notes as part of a position in a “straddle” or as part of a hedging transaction, constructive sale or conversion transaction for U.S. tax purposes, investors whose functional currency is not the U.S. dollar, persons who own, directly or indirectly, 10 percent or more of our voting power, or persons holding the Notes in connection with a trade or business outside the United States. In addition, this summary does not discuss any foreign, state or local tax considerations, the Medicare tax or alternative minimum tax, or any aspect of U.S. federal tax law other than income taxation. This summary only applies to holders that own our Notes as “capital assets” (generally, property held for investment) within the meaning of the Code.

A “U.S. Holder” in this discussion is an individual citizen or resident of the United States, a U.S. corporation, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion assumes that we were not a passive foreign investment company for U.S. federal income tax purposes (a “PFIC”) for our most recent taxable year, and that we will not be a PFIC for the current taxable year or in the foreseeable future. Please see the discussion under “—Passive Foreign Investment Company Considerations” below.

Investors should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of Notes in their particular circumstances.

Taxation of the Notes

Payments. The Notes will be treated as equity for U.S. federal income tax purposes. Accordingly, payments of interest on the Notes generally will be taxable as foreign source dividend income at the time of actual or constructive receipt by a U.S. Holder, to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Because we do not maintain calculation of earnings and profits under U.S. federal income tax principles, it is expected that interest generally will be reported to U.S. Holders as dividends. Such dividends will not be eligible for the dividends received deduction allowed to certain corporations under the Code. Under current law, dividends paid to certain non-corporate U.S. Holders constitute qualified dividend income, which will generally be taxable at a lower rate than other ordinary income provided that the U.S. Holder meets certain holding period requirements. Dividends paid on the Notes generally will be qualified dividend income.

Sale or Disposition of the Notes. If a U.S. Holder sells or otherwise disposes of the Notes, it will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that it realizes and its tax basis in the Notes that are disposed of, provided that, in the case of a redemption, the U.S. Holder does not own, and is not deemed to own, any of our ordinary shares. Special rules may apply to a

U.S. Holder who owns or is deemed to own any of our ordinary shares at the time of a redemption. U.S. Holders holding our ordinary shares should consult their tax advisers regarding the application of these rules in their particular circumstances.

Gain or loss recognized upon a sale or other disposition of the Notes will generally be long-term capital gain or loss if the Notes are held for more than one year. Additionally, even if the Notes are held or treated as held for less than one year, loss recognized upon a sale or other disposition of the Notes by certain non-corporate U.S. Holders will be long-term capital loss to the extent of any payments of interest received by the U.S. Holder which constitute qualified dividend income and are considered “extraordinary dividends.” A payment of interest on the Notes will be considered an extraordinary dividend if the amount of such payment exceeds 5 percent of the U.S. Holder’s adjusted basis in the Notes. This special rule generally should not affect a U.S. Holder that acquires its Notes in the original offering at the offering price on the cover hereof, because the amount of the initial interest payment will be less than 5 percent of the Holder’s basis in the Notes and subsequent interest payments would be payable after the Holder has a long-term holding period for the Notes. However, a U.S. Holder that is treated as having a short-term holding period because it hedges its position in the Notes or otherwise substantially diminishes its risk of loss on the Notes, or that is treated as having a short-term holding period in the Notes for any other reason, may be subject to this rule. In that case, gain on the sale or other taxable disposition of the Notes generally would be short-term capital gain, while loss on the sale or other taxable disposition of the Notes that would otherwise be short-term capital loss would be treated as long-term capital loss to the extent of the extraordinary dividends received by the U.S. Holder.

Certain non-corporate U.S. Holders (including individuals) generally are eligible for preferential tax rates in respect of long-term capital gain. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations under the Code.

Write-Down or Write-Up of the Notes. No statutory, judicial or administrative authority directly addresses the U.S. federal income tax treatment of a write-down of the Notes, including the effect of the potential for a future write-up of the Notes. Among other matters, there is no authority addressing whether investors would be entitled to a deduction for loss at the time of a write-down. Investors may, for example, be required to wait to take a deduction until it is certain that no write-up can occur, or until there is an actual or deemed sale, exchange or other taxable disposition of the Notes. It is also possible that, if an investor takes a deduction at the time of a write-down, the investor may be required to recognize gain at the time of a future write-up. A U.S. Holder should consult its tax advisor to determine the U.S. federal income tax consequences to it of a write-down or write-up of the Notes.

Passive Foreign Investment Company Considerations

Special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC. In general, a foreign corporation is a PFIC for any taxable year in which (i) at least 75 % of its gross income is passive income or (ii) at least 50 % of the value (determined based on a quarterly average) of its assets is attributable to assets that produce or are held for the production of passive income. The determination of whether we are a PFIC must be made annually depending on the particular facts and circumstances, such as the valuation of our assets, including goodwill and other intangible assets, at the time. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not a PFIC for U.S. federal income tax purposes with respect to our taxable year ended December 31, 2013. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not currently anticipate becoming a PFIC for our taxable year ending December 31, 2014, or for the foreseeable future.

Backup Withholding and Information Reporting

In the case of U.S. Holders, payments on the Notes and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless the U.S. Holder (i) is a corporation or other exempt recipient or (ii) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Holders that are not U.S. persons generally are not subject to information reporting or backup withholding. However, such a holder may be required to provide a certification of its non-U.S. status in connection with payments received within the United States or through a U.S.- related financial intermediary (generally on Form W-8BEN or W-8BEN-E, as applicable). Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

Possible FATCA Consequences Relating to the Notes

As a result of FATCA and related intergovernmental agreements (including an intergovernmental agreement between the United States and Germany), holders of Notes may be required to provide information and tax documentation regarding their identities as well as that of their direct and indirect owners. It is also possible that from no earlier than January 1, 2017, payments made in respect of the Notes may be subject to withholding of 30% to the extent such payments are considered to be “foreign passthru payments” and are made to non-U.S. financial institutions (including intermediaries) that have not entered into agreements with the U.S. Treasury pursuant to FATCA or otherwise established an exemption from FATCA, or to other holders that fail to provide sufficient identifying information. Under current guidance, the term “foreign passthru payment” is not defined. It is unclear to what extent (if any) payments on securities such as the Notes would be considered “foreign passthru payments” or to what extent (if any) foreign passthru payment withholding may be required under intergovernmental agreements. We will not pay additional amounts on account of any withholding tax imposed by FATCA.

FATCA is particularly complex and its application to us, the Notes, and holders of the Notes is uncertain at this time. Investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA for this investment.

TAXATION BY GERMANY OF NON-RESIDENT HOLDERS

The following is a general discussion of certain German tax consequences of the acquisition, ownership and disposition of the Notes by a holder that is not tax resident in Germany and that purchases the Notes in their initial offering. This summary is based on the laws and administrative guidance that is in force in the Federal Republic of Germany as of the date of this document. These rules are subject to change, possibly with retroactive effect. This discussion does not purport to be a complete, exhaustive or final summary of the tax rules and practice currently applicable in Germany. You should obtain individual tax advice as to the tax consequences in your own particular circumstances of the acquisition, holding, disposition and repayment of the Notes.

The Notes are novel instruments. There is no judicial interpretation relating to the application of German tax laws and regulations to instruments such as the Notes. The German Federal Ministry of Finance discussed German tax aspects of certain model instruments in a letter dated April 10, 2014 addressed to German banking associations. We assume that the conclusions drawn in relation to the model instruments apply also to the Notes. The discussion in this section is based on this treatment of the Notes.

Income from Notes. Interest that we pay on the Notes and capital gains derived by you on the sale or other disposition of the Notes should generally not be subject to tax in Germany if you are not a German tax resident. German tax residents are individuals that have their residence or their customary place of abode in Germany and corporations that maintain their statutory seat or place of management in Germany. In certain limited cases, you will, however, be subject to tax in Germany with respect to interest payments and capital gains derived from the Notes even though you are not a German tax resident, in particular if (i) you hold the Notes as business assets of a German permanent establishment (including a permanent representative in Germany) or (ii) the interest payments or capital gains are connected with other German source income (such as the letting and leasing of property in Germany).

German Withholding Tax. Notes held by a holder that is not tax resident in Germany should generally not be subject to German withholding tax. If you are not a German tax resident but your Notes are kept in a German securities deposit account with or are administered by a German bank or a German financial services institution, a German securities trading enterprise or a German securities trading bank (including German branches of foreign institutions but excluding foreign branches of German institutions) (any of them referred to as the “Disbursing Agent”), the Disbursing Agent has to withhold tax on interest payments and capital gains at a rate of 25% (plus 5.5% solidarity surcharge thereon, resulting in an aggregate withholding rate of 26.375%) if you are subject to tax with respect to such income in Germany (as described above). In such a case, the withholding tax can generally be credited as prepayment against the German corporate or personal income tax liability (if any) and refunded in the amount of any excess. Further, withholding tax will be levied by the Disbursing Agent if you fail to provide sufficient evidence of the fact that you are not subject to tax with respect to such income in Germany.

Other Taxes. No estate or gift taxes will arise as a result of the transfer of the Notes under the laws of the Federal Republic of Germany unless (i) you or the beneficiary (e.g., heir or donee) are resident in Germany, (ii) you are a German citizen and you have not lived for more than 5 consecutive years outside Germany without maintaining a German residence or (iii) you hold the Notes as part of a business property for which a permanent establishment is maintained in Germany or for which a permanent representative in Germany has been appointed. No stamp, issue, registration or similar taxes or duties will be payable in Germany in connection with the issuance, delivery or execution of the Notes.

The Proposed Financial Transaction Tax

On February 14, 2013, the European Commission published a proposal for a Directive for a common financial transaction tax (“FTT”) in certain participating EU Member States. The proposed FTT has very broad scope and could, if introduced in the form proposed on February 14, 2013, apply to certain dealings in financial instruments (including secondary market transactions). The FTT could apply to persons both within and outside of the participating EU Member States. Generally, it would apply to certain dealings in financial instruments where at least one party is a financial institution, and either (i) at least one party is established or deemed to be established in a participating EU Member State or (ii) the financial instruments are issued in a participating EU Member State. In May 2014, however, a joint statement by ministers of the participating EU Member States (excluding Slovenia) proposed a “progressive implementation” of the FTT, with the initial focus on applying the tax to transactions in shares and some derivatives. The proposed Directive remains subject to negotiation between the participating EU Member States. It may therefore be altered prior to any implementation, the timing of which remains unclear.

European Union Savings Directive

Under the European Union savings directive (as amended by an EU Council Directive adopted by the European Council on 24 March 2014), EU Member States are required to provide to the tax authorities of another EU Member State details of payments of interest or similar income paid by a person within its jurisdiction to an individual resident in that other EU Member State or to certain limited types of entities established in that other EU Member State. These requirements will be broadened to (i) expand the range of payments covered by the Savings Directive to include certain additional types of income and (ii) apply a “look-through approach” to payments to or by certain entities or legal arrangements, or payments made in certain circumstances, where the person regarded for the purposes of the Savings Directive as the beneficial owner is an individual resident in that other EU Member State. EU Member States have until January 1, 2016 to implement national legislation giving effect to these additional requirements and the national legislation must apply from January 1, 2017.

For a transitional period Austria and Luxembourg are instead required (unless they elect otherwise during such period) to impose a withholding tax in relation to such payments, deducting tax at 35%. The transitional period will end after agreement on exchange of information is reached between the European Union and certain non-European Union states. No withholding will be required where the beneficial owner authorizes the person making the payment to report the payment or presents a certificate from the relevant tax authority establishing exemption from withholding.

Luxembourg intends to replace the withholding tax system with an automatic exchange of information system in relation to payments of interest (or similar income). This change is currently in the legislative process and is expected to be applicable as of January 1, 2015.

A number of third countries, including Switzerland, have adopted similar measures. In addition, the EU Member States have entered into reciprocal provisions of information or transitional withholding arrangements with certain dependent or associated territories in relation to payments made by a person in an EU Member State to an individual resident in one of those territories.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans unless exemptive relief is available under a statutory or administrative exemption. Such Parties in Interest could include, without limitation, us, the agents, the calculation agent, the paying agent, transfer agent and registrar, the Depositary or any of our or their respective affiliates. Parties in Interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a plan fiduciary considering an investment in the Notes should also consider whether such investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For example, the Notes might be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a Party in Interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Notes and related lending transactions, provided that neither the Party in Interest nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Notes.

Accordingly, unless otherwise provided in the applicable term sheet or pricing or other applicable supplement, the Notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

The fiduciary investment considerations summarized above generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”). However, these Non-ERISA Arrangements may be subject to similar provisions under applicable federal, state, local foreign or other regulations, rules or laws (“Similar Laws”). The fiduciaries of plans subject to Similar Laws should also consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws.

Each purchaser or holder of the Notes or any interest therein shall be deemed to have represented and warranted, on each day such purchaser or holder holds such Notes, that either (a) it is not a Plan or a Non-ERISA Arrangement and it is not purchasing or holding such Notes on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and disposition of such Notes are and will be eligible for exemptive relief under Section 406 of ERISA and Section 4975 of the Code and will not result in a violation of any Similar Law.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of any Plan or Non-ERISA Arrangement consult with their counsel prior to purchasing the Notes.

The Notes are contractual financial instruments. The financial exposure provided by the Notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Notes. The Notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Notes.

Each purchaser or holder of any Notes acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Notes, (B) the purchaser or holder’s investment in the Notes, (C) the holding of the Notes, or (D) the exercise of or failure to exercise any rights we or our affiliate have under or with respect to the Notes;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with our obligations under the Notes;

(iii)

any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the Notes does not and will not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. The sale of any Notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters for the offering named below, which we refer to as the “Underwriters,” have entered into an underwriting agreement and a pricing agreement with respect to the Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally agreed to purchase the respective principal amounts of the Notes indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of Notes
Deutsche Bank Securities Inc.	$952,500,000
Citigroup Global Markets Inc.	$60,000,000
Standard Chartered Bank	$37,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$37,500,000
Morgan Stanley & Co. LLC	$37,500,000
Wells Fargo Securities, LLC	$60,000,000
BB&T Securities, LLC	$37,500,000
TD Securities (USA) LLC	$37,500,000
RBC Capital Markets, LLC	$60,000,000
Scotia Capital (USA) Inc.	$37,500,000
Fifth Third Securities, Inc.	$37,500,000
Capital One Securities, Inc.	$11,250,000
RBS Securities Inc.	$11,250,000
BB Securities Limited	$7,500,000
BMO Capital Markets Corp.	$7,500,000
BNY Mellon Capital Markets, LLC	$7,500,000
CIBC World Markets Corp.	$7,500,000
DBS Bank Ltd.	$7,500,000
Drexel Hamilton, LLC	$3,750,000
Mischler Financial Group, Inc.	$3,750,000
nabSecurities, LLC	$7,500,000
Regions Securities LLC	$7,500,000
Skandinaviska Enskilda Banken AB (publ)	$7,500,000
SunTrust Robinson Humphrey, Inc.	$7,500,000
U.S. Bancorp Investments, Inc.	$7,500,000

Total	$1,500,000,000

The underwriting agreement and the pricing agreement provide that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all the Notes offered by this prospectus supplement if any of these Notes are purchased.

Notes sold by the Underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the Notes are not sold at the initial public offering price, the Underwriters may change the offering price and the other selling terms.

Application has been made to list the Notes on the Official List of the Luxembourg Stock Exchange and to trade the Notes on the Euro MTF market. The Euro MTF Market of the Luxembourg Stock Exchange is not a regulated market for purposes of the Markets in Financial Investments Directive (Directive 2004/39/EC). We cannot guarantee that our application will be approved, and settlement of the Notes is not conditional on obtaining the listing. The Notes are a new issue of securities with no established trading market. The Underwriters may or may not make a market in the Notes but, in any case, are not obligated to do so and may discontinue market making at any time without notice. In addition, any market-making activities entered into will be subject to the limits imposed by the Securities Act and the Exchange Act. No assurance can be given as to the liquidity of the trading market for the Notes.

The Notes will settle through the facilities of the Depositary and its participants (including Clearstream, Luxembourg and Euroclear). The CUSIP number for the Notes is 251525AN1, the ISIN is US251525AN16 and the Common Code is 114329657.

Certain of the Underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA. Standard Chartered Bank, BB Securities Limited, DBS Bank Ltd. and Skandinaviska Enskilda Banken AB (publ) are not U.S.-registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the Notes in the United States, they will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations, and as permitted by the FINRA regulations.

We estimate that our total expenses for the offering, excluding underwriting commissions will be approximately $815,500.

We have agreed to indemnify the several Underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments which the Underwriters and such persons may be required to make as a result of such liabilities.

Conflicts of Interest

Deutsche Bank Securities Inc., the lead book-running manager for this offering, is a subsidiary of ours. Accordingly, the offering of the Notes will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA.” FINRA Rule 5121 requires that a “qualified independent underwriter” participate in the preparation of this prospectus supplement and exercise the usual standards of due diligence with respect thereto. Citigroup Global Markets Inc. has assumed the responsibilities of acting as the qualified independent underwriter in this offering. Citigroup Global Markets Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Citigroup Global Markets Inc. against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Additionally, client accounts over which Deutsche Bank Securities Inc. or any affiliate has investment discretion are not permitted to purchase the Notes, either directly or indirectly, without the specific written approval of the accountholder.

Following the initial distribution of the Notes, each Underwriter may offer and sell those Notes in the course of its business as a broker-dealer. An Underwriter may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The Underwriters may use this prospectus supplement in connection with any of those transactions. No Underwriter is obligated to make a market in any of the Notes, and any Underwriter that does make a market may discontinue doing so at any time without notice.

In the ordinary course of business, the Underwriters and their respective affiliates have provided financial advisory, investment banking and general financing and banking services for us and our affiliates for customary fees, and may do so again in the future.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the Underwriters or their affiliates have a lending relationship with us, certain of those Underwriters or their affiliates routinely hedge, and certain other of those Underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the Underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Stabilization Transactions and Short Sales

In order to facilitate the offering of the Notes, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes or any other securities, the prices of which may be used to determine payments on the Notes. Specifically, the Underwriters may sell more Notes than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of Notes available for purchase by the Underwriters under any overallotment option. The Underwriters can close out a covered short sale by exercising the overallotment option or purchasing the Notes in the open market. In determining the source of Notes to close out a covered short sale, the Underwriters will consider, among other things, the open market price of the Notes compared to the price available under the overallotment option. The Underwriters may also sell the Notes or any other securities in excess of the overallotment option, creating a naked short position. The Underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Underwriters may bid for, and purchase, the Notes or any other securities in the open market to stabilize the price of the Notes or of any other securities. Finally, the underwriting syndicate or lead Underwriter may also reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Notes in the offering, if the syndicate or lead Underwriter repurchases previously distributed Notes to cover syndicate short positions or to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Underwriters are not required to engage in these activities, and may end any of these activities at any time. However, Deutsche Bank Securities Inc. will not engage in such transactions to the extent it is restricted from doing so due to applicable European regulatory requirements.

The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because such Underwriter or its affiliates have repurchased notes sold by or for the account of such Underwriter in stabilizing or short covering transactions.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer to the public of any Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in the Relevant Member State except that an offer to the public in that Relevant Member State may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer;

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes referred to in (b) or (c) above shall require us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The Notes may not be offered or sold directly or indirectly within the borders of the People’s Republic of China (“PRC,” which, for such purposes, does not include the Hong Kong or Macau Special Administrative Regions or Taiwan) or to any resident of the PRC. This prospectus supplement and any other offering material relating to the Notes, which has not been and will not be submitted to or approved/verified by or registered with any relevant governmental authorities in the PRC (including but not limited to the China Securities Regulatory Commission), may not be supplied to the public in the PRC or used in connection with any offer for the subscription or sale of the Notes in the PRC. This prospectus supplement and any other offering material relating to the Notes do not constitute an offer to sell or the solicitation of an offer to buy any securities in the PRC. The Notes may only be offered or sold to PRC investors that are authorized to engage in the purchase of Notes of the type being offered or sold, including but not limited to those that are authorized to engage in the purchase and sale of foreign exchange for itself and on behalf of its customers and/or purchase and sale of government bonds or financial bonds and/or purchase and sale of debt securities denominated in foreign currency other than stocks. Investors in the PRC are responsible for obtaining all relevant approvals/licenses, verification and/or registrations themselves from relevant governmental authorities (including but not limited to the China Securities Regulatory Commission), and complying with all relevant PRC regulations, including, but not limited to, all relevant foreign exchange regulations and/or foreign investment regulations.

Hong Kong

The Notes may not be offered or sold by means of any document, including this prospectus supplement, other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance and any rules promulgated thereunder (Cap. 32, Laws of Hong Kong; as supplemented by any such rules, the “Companies Ordinance”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules promulgated thereunder (Cap. 571, Laws of Hong Kong; as supplemented by any such rules, the “Securities and Futures Ordinance”) or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of being issued (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (act no. 25 of 1948, as amended; the “FIEA”). Accordingly, the Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under item 5, paragraph 1, article 6 of the Foreign Exchange and Foreign Trade Act (act no. 228 of 1949, as amended)), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws and regulations of Japan.

The Notes and the solicitation of an offer for acquisition thereof have not been and will not be registered under paragraph 1, article 4 of the FIEA. The Notes may only be offered, sold, resold or otherwise transferred, directly or indirectly to, or for the benefit of, (i) a person who is not a resident of Japan or (ii) a Qualified Institutional Investor (“QII”) as defined in article 10 of the cabinet ordinance concerning definitions under article 2 of the FIEA (ordinance no. 14 of 1993, as amended). A person who purchased or otherwise obtained the Notes as a QII cannot resell or otherwise transfer the Notes in Japan to any person except another QII. A person who purchased or otherwise obtained the Notes as a non-QII may only resell or otherwise transfer all the Notes held by such person at that time to one person.

Korea

The Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the Notes may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.

Singapore

This prospectus supplement has not been registered as a prospectus with the monetary authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor pursuant to section 274 of the Securities And Futures Act, chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to section 275(1) of the SFA or any person pursuant to section 275(1a) of the SFA, and in each case in accordance with the conditions specified in section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under section 275 of the SFA by a relevant person which is:

(i)

a corporation (which is not an accredited investor (as defined in section 4a of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under section 275 of the SFA except:

(1)

to an institutional investor or to a relevant person defined in section 275(2) of the SFA or to any person where the transfer arises from an offer referred to in section 275(1a) or section 276(4)(i)(b) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in section 276(7) of the SFA.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. In particular, this prospectus supplement as well as any other material relating to the offering contemplated by this prospectus supplement or the Notes which are the subject of the offering contemplated by this prospectus supplement does not constitute an issue prospectus pursuant to article 652a and/or article 1156 of the Swiss Code of Obligations. The Notes will not be listed on the SIX Swiss Exchange or any other exchange or regulated trading facility in Switzerland and, therefore, the documents relating to the Notes including, but not limited to, this prospectus supplement do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. In particular, this prospectus supplement does not constitute a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other exchange or regulated trading facility in Switzerland.

This prospectus supplement and any other material relating to the Notes is personal and confidential and does not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without the express consent of the Bank. This prospectus supplement as well as any other material relating to the Notes may not be used in connection with any other offer and may not be copied and/or distributed to the public or otherwise made publicly available in, into or from Switzerland.

Taiwan

The Notes may be made available to Taiwan residents outside Taiwan but may not be marketed, offered or sold in Taiwan.

United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each Underwriter has severally represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law will be passed upon for the Bank by Cleary Gottlieb Steen & Hamilton LLP, Frankfurt am Main, Germany. Davis Polk & Wardwell London LLP will pass upon certain matters with respect to United States and New York law for the Underwriters. Certain legal matters with respect to German law will be passed upon for Deutsche Bank AG by Group Legal Services of Deutsche Bank AG.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, changes in equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2013, which were prepared in accordance with IFRS and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 appearing in our annual report on Form 20-F for the year ended December 31, 2013, are incorporated by reference herein in reliance upon the audit reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), The Squaire, Am Flughafen, 60549 Frankfurt am Main, Germany, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

Deutsche Bank Aktiengesellschaft

Capital Securities

We, Deutsche Bank Aktiengesellschaft, may, from time to time, offer subordinated capital securities, which we refer to as “Capital Securities.”

This prospectus describes the general terms of the Capital Securities and the general manner in which the Capital Securities will be offered. The specific terms of any Capital Securities offered will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the Capital Securities will be offered. We will not use this prospectus to issue any Capital Securities unless it is attached to a prospectus supplement.

Unless stated otherwise in a prospectus supplement, we will not list the Capital Securities offered hereunder on any securities exchange.

These Capital Securities may be offered directly or to or through underwriters, agents or dealers, including Deutsche Bank Securities Inc. The names of any underwriters, agents or dealers will be included in the applicable prospectus supplement.

Investing in the Capital Securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Restrictions on marketing and sales to retail investors

The Capital Securities discussed in this prospectus are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Capital Securities to retail investors.

In particular, in August 2014, the U.K. Financial Conduct Authority (the “FCA”) published the Temporary Marketing Restriction (Contingent Convertible Securities) Instrument 2014 (as amended or replaced from time to time, the “TMR”) which took effect on October 1, 2014. Under the rules set out in the TMR (as amended or replaced from time to time, the “TMR Rules”), certain contingent write-down or convertible securities, such as the Capital Securities, must not be sold to retail clients in the EEA and nothing may be done that would or might result in the buying of such securities or the holding of a beneficial interest in such securities by a retail client in the EEA (in each case within the meaning of the TMR Rules), other than in accordance with the limited exemptions set out in the TMR Rules.

Certain of the underwriters are required to comply with the TMR Rules. In addition, by purchasing, or making or accepting an offer to purchase, any Capital Securities from us and/or the underwriters, you represent, warrant, agree with and undertake to us and each of the underwriters that:

1.	you are not a retail client in the EEA (as defined in the TMR Rules);

2.

whether or not you are subject to the TMR Rules, you will not sell or offer the Capital Securities to retail clients in the EEA or do anything (including the distribution of this prospectus supplement) that would or might result in the buying of the Capital Securities or the holding of a beneficial interest in the Capital Securities by a retail client in the EEA (in each case within the meaning of the TMR Rules), other than (i) in relation to any sale or offer to sell Notes to a retail client in or resident in the United Kingdom, in circumstances that do not and will not give rise to a contravention of the TMR Rules by any person and/or (ii) in relation to any sale or offer to sell Notes to a retail client in any EEA member state other than the United Kingdom, where (a) you have conducted an assessment and concluded that the relevant retail client understands the risks of an investment in the Notes and is able to bear the potential losses involved in an investment in the Notes and (b) you have at all times acted in relation to such sale or offer in compliance with the Markets in Financial Instruments Directive (2004/39/EC) (“MiFID”) to the extent it applies to you or, to the extent MiFID does not apply to you, in a manner which would be in compliance with MiFID if it were to apply to you; and

3.

you will at all times comply with all applicable local laws, regulations and regulatory guidance (whether inside or outside the EEA) relating to the promotion, offering, distribution and/or sale of the Capital Securities, including any such laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Capital Securities by investors in any relevant jurisdiction.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Capital Securities from us and/or the underwriters the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Capital Securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These Capital Securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

The date of this prospectus is November 6, 2014.

SUMMARY OF REGISTERED CAPITAL SECURITIES

Deutsche Bank Aktiengesellschaft, which we also refer to as the “Bank” or “we,” may offer subordinated capital securities. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Capital Securities	We may issue subordinated capital securities, which we refer to as “Capital Securities.” We will provide one or more prospectus supplements that describe:

•	whether the Capital Securities will be issued by Deutsche Bank AG directly or through one of its branches;

•	the specific designation;

•	whether the Capital Securities qualify for regulatory capital treatment as additional tier 1 capital or otherwise;

•	the ranking of the Capital Securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the Capital Securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	whether the Capital Securities have a maturity date and if so, the date of maturity;

•	the interest rate or rates or the method by which the interest rate or rates, if any, will be determined and under what circumstances interest is payable;

•	the date from which interest accrues and the interest payment dates, if any;

•	provisions, if any, for the cancellation of all or any portion of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the Capital Securities, including situations whereby we may be prohibited from making such payments;

•

provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the Capital Securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such Capital Securities;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the Capital Securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

any terms on which the Capital Securities may or will be converted at our option or otherwise into ordinary shares or other securities of ours, which we refer to as “Conversion Securities,” and, if so, the nature and terms of the Conversion Securities into which such Capital Securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the Capital Securities in order to deliver cash proceeds to holders of Capital Securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the Capital Securities may be converted;

•

whether we will issue the Capital Securities in registered form or bearer form or both and, if we are offering Capital Securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those Capital Securities in bearer form;

•	whether we will issue the Capital Securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the terms on which holders of the Capital Securities may convert or exchange them into or for one or more securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing; the terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

•

information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date and/or currencies, commodities or securities of ours or entities that are or are not affiliated with us, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, or goods, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, to which the amount payable on that date is linked;

•	the identity of any agents for the Capital Securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the Capital Securities on any securities exchange;

•	whether the Capital Securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the Capital Securities and any terms required by or advisable under applicable laws or regulations.

Capital Securities Indenture

The Capital Securities will be issued under the Capital Securities Indenture dated November 6, 2014 among us, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent, and the supplements thereto. We may amend, restate or replace the Capital Securities Indenture from time to time. The Capital Securities Indenture that governs our Capital Securities does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the Capital Securities Indenture under the heading “Description of Capital Securities.” We encourage you to read the Capital Securities Indenture, which is an exhibit to our registration statement, and the supplements thereto, which will be included as exhibits to our registration statement.

Ranking; Status

The Capital Securities will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. In the event of our dissolution, liquidation, insolvency or composition, or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the Capital Securities will be fully subordinated to the claims of our unsubordinated creditors, the claims under our Tier 2 instruments (within the meaning of the CRR), and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung) so that in any such event no amounts will be payable in respect of the Capital Securities until the claims of such unsubordinated creditors, the claims under such Tier 2 instruments, and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full. Subject to this subordination provision, we may satisfy our obligations under the Capital Securities also from our other distributable assets (freies Vermögen).

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the Capital Securities Indenture and the Capital Securities also refer to such amended provisions or successor provisions.

Our payment obligations under the Capital Securities will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the applicable prospectus supplement.

Form	We may issue Capital Securities in fully registered form or in bearer form and, in either case, in definitive form or global form.

Terms Specified in Prospectus Supplements

When we decide to sell particular Capital Securities, we will provide a prospectus supplement describing the Capital Securities offering and the specific terms of the Capital Securities. You should carefully read this prospectus and the applicable prospectus supplement.

We will offer our Capital Securities to investors on terms determined by market and other conditions. Our Capital Securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, Capital Securities may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

Any prospectus supplement we provide will include the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the Capital Securities being offered and the managing underwriters for any Capital Securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States may include Deutsche Bank Securities Inc. or other affiliates of ours.

Branches

We may act directly through our principal office in Frankfurt or through one of our branch offices, such as our London branch, our New York branch, or such other branch as specified in the applicable prospectus supplement.

Conflicts of Interest

To the extent an offering of the Capital Securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of Capital Securities will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates. See “Plan of Distribution—Conflicts of Interest.”

ABOUT THIS PROSPECTUS

References in this prospectus to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include our other consolidated subsidiaries. In the sections of this prospectus entitled “Description of Capital Securities,” references to “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches), as issuer of the securities described in such sections.

References to “you” or “your” mean those who invest in the securities being offered, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name. Owners of beneficial interests in the securities should read the section entitled “Forms of Securities.”

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time and in one or more offerings, sell any combination of the Capital Securities described in this prospectus.

This prospectus provides you with a general description of the Capital Securities we may offer. Each time we sell Capital Securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. A prospectus supplement may add, modify or replace information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore the statements made in this prospectus may not be the terms that apply to the Capital Securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” beginning on page 4 of this prospectus before purchasing any Capital Securities.

Following the initial distribution of an offering of Capital Securities, certain affiliates of ours may offer and sell those Capital Securities in the course of their businesses. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

References to “EUR,” “€” and “euros” are to the euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “USD,” “U.S. dollars,” “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an internet website that contains reports and other information regarding us that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that we have filed with the SEC by reference to file number 001-15242. Reports and other information concerning the business of Deutsche Bank Aktiengesellschaft may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Current Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or any such portion) is incorporated by reference in this prospectus. We incorporate by reference in this prospectus:

(1)	Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2013, filed on March 20, 2014, which we also refer to as our “2013 Form 20-F.”

(2)

Current Reports on Form 6-K of Deutsche Bank Aktiengesellschaft dated June 24, 2014, October 27, 2014 and October 29, 2014, in each case only to the extent expressed therein to be incorporated by reference into a then-effective registration statement of Deutsche Bank Aktiengesellschaft.

(3)	Exhibit 99.4 of the Current Report on Form 6-K of Deutsche Bank Aktiengesellschaft dated July 29, 2014.

Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits thereto not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49- 69-910-00). Certain of these documents can also be obtained on our website http://www.deutsche-bank.com/ir under “Reporting and Events—Reports—SEC Filing.” Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Other information found at this website is not incorporated by reference in this document.

USE OF NON-GAAP FINANCIAL MEASURES

This document contains or incorporates by reference non-GAAP financial measures. Non-GAAP financial measures are measures of our historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”) in our financial statements.

Descriptions of non-GAAP financial measures we use and the adjustments made to the most directly comparable IFRS financial measures to obtain them are set forth in our 2013 Form 20-F and the other documents incorporated by reference herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplements, including the information incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses to the conditions and environment referenced above;

•	the aspirations and targets we have announced in connection with our “Strategy 2015+”;

•	the measures we intend to implement in connection with our “Strategy 2015+”;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives, including our “Strategy 2015+”, and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom;

•	the impact on us of litigation, investigations and regulatory enforcement actions to which we are or may in the future become subject; and

•

other factors, including those we refer to in “Item 3: Key Information—Risk Factors” of our 2013 Form 20-F and elsewhere in the 2013 Form 20-F, in Exhibit 99.1 to our Current Report on Form 6-K dated June 24, 2014, this prospectus and any prospectus supplements, and others to which we do not refer.

DEUTSCHE BANK AKTIENGESELLSCHAFT

Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany registered in the Commercial Register of the District Court in Frankfurt am Main under registration number HRB 30 000. Our registered office is in Frankfurt am Main. We maintain our head office at Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Deutsche Bank Aktiengesellschaft originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich. Pursuant to the Law on the Regional Scope of Credit Institutions, these were disincorporated in 1952 from Deutsche Bank, which had been founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on May 2, 1957.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a real-estate finance company, installment financing companies, research and consultancy companies and other German and non-German companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We are one of the largest banks in Germany and one of the largest financial institutions in Europe and the world measured by total assets. As of September 30, 2014, on an unaudited basis, we had total assets of € 1,709.2 billion, total liabilities of € 1,639.1 billion and total shareholders’ equity of € 66.4 billion, in each case on the basis of IFRS.

As of September 30, 2014, our share capital amounted to € 3,530.9 million consisting of 1,379.3 million ordinary shares of no par value, of which 1,378.8 million were outstanding. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges and are listed on the New York Stock Exchange.

Please refer to our 2013 Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Deutsche Bank AG is a German stock corporation (Aktiengesellschaft or AG), and its registered office and most of its assets are located outside of the United States. In addition, most of the members of our Management Board (Vorstand), our Supervisory Board (Aufsichtsrat), our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against us or the members of our Management Board, Supervisory Board, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Management Board, Supervisory Board, our senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our Management Board, Supervisory Board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

RATIO OF EARNINGS TO FIXED CHARGES

The Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended September 30, 2014 and December 31, 2013, 2012, 2011, 2010 and 2009 included as Exhibit 99.3 to our Current Report on Form 6-K filed with the SEC on October 29, 2014 is hereby incorporated by reference.

CAPITALIZATION & INDEBTEDNESS

The Capitalization Table of Deutsche Bank AG as of September 30, 2014 included as Exhibit 99.2 to our Current Report on Form 6-K filed with the SEC on October 29, 2014 is hereby incorporated by reference. As of November 6, 2014, there has not been a material change in our capitalization and indebtedness from that set forth in such Capitalization Table.

USE OF PROCEEDS

We will use the net proceeds from the sale of the Capital Securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

DESCRIPTION OF CAPITAL SECURITIES

This section describes the general terms that will apply to any Capital Securities that may be offered pursuant to this prospectus by Deutsche Bank AG directly or through one of its branches. The specific terms of the offered Capital Securities, and the extent to which the general terms described in this section apply to Capital Securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, the term “Capital Securities” means the subordinated capital securities that Deutsche Bank AG issues, directly or through one of its branches, and that the trustee authenticates and delivers under the capital securities indenture.

The Capital Securities (and, in the case of Capital Securities in bearer form, any coupons to these securities) will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. In the event of our dissolution, liquidation, insolvency or composition, or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the Capital Securities will be fully subordinated to:

•	the claims of our unsubordinated creditors,

•	the claims under our Tier 2 instruments (within the meaning of the CRR), and

•	the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung),

so that in any such event no amounts will be payable in respect of the Capital Securities until the claims of such unsubordinated creditors, the claims under such Tier 2 instruments, and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full. Subject to this subordination provision, we may satisfy our obligations under the Capital Securities also from our other distributable assets (freies Vermögen).

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the capital securities indenture and the Capital Securities also refer to such amended provisions or successor provisions.

The term “unsubordinated creditors” means the holders of any indebtedness or other payment obligation of ours that is not expressed to be subordinated by means of contractual agreement or as a matter of law.

Our payment obligations under the Capital Securities will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the applicable prospectus supplement.

Under the relevant resolution laws and regulations as applicable to us from time to time, the Capital Securities may be subject to the powers exercised by our competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Capital Securities;

•	convert the Capital Securities into ordinary shares or other instruments qualifying as core equity tier one capital; and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the Capital Securities to another entity, (ii) the amendment of the terms and conditions of the Capital Securities or (iii) the cancellation of the Capital Securities.

We refer to each of these measures as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. Each holder of the Capital Securities will be bound by any Resolution Measure. No holder of the Capital Securities will have any claim or other right against us arising out of any Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the Capital Securities, the capital securities indenture or the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

We may issue Capital Securities through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any Capital Securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

The Indenture

The Capital Securities offered pursuant to this prospectus will be issued, in one or more series under, and will be governed by, the base capital securities indenture among us, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent, and the supplements thereto. The capital securities indenture will be qualified under the Trust Indenture Act.

We refer to the trustee under the capital securities indenture, including any successor trustee, as the “trustee” with respect to that indenture and the Capital Securities issued under it. We refer to the capital securities indenture and the supplements thereto as the “indenture.”

We have summarized below the material provisions of the indenture and the Capital Securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the indenture. The terms of the indenture will include both those stated in the indenture and those made part of the indenture by the Trust Indenture Act. The indenture and the supplements thereto will be included as exhibits to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you.

We May Issue Different Series of Capital Securities

The indenture does not limit the amount of Capital Securities that may be issued. We may issue Capital Securities securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the Capital Securities that apply generally to all series. The provisions of the indenture allow us not only to issue Capital Securities with terms different from those of Capital Securities previously issued under the indenture, but also to “reopen” a previously issued series of Capital Securities and issue additional Capital Securities of that series. The Capital Securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Qualification as Regulatory Capital

We may issue Capital Securities that have terms that enable them to qualify as our additional tier 1 capital, as defined and provided for in the bank regulatory capital provisions to which we are subject. We will include in prospectus supplements descriptions of the terms of any Capital Securities that we intend to qualify for inclusion in our regulatory capital.

Payments on the Capital Securities

Denomination and currency. The Capital Securities may be denominated and payable in U.S. dollars or other currencies.

Fixed rate and floating rate Capital Securities. Capital Securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the Capital Securities.

Cancellation of interest payments. We may issue Capital Securities from time to time with provisions for the cancellation of any interest payment at our discretion or under other circumstances.

Limitations on payments of principal or interest. We may issue Capital Securities from time to time with limitations on our ability to pay principal or interest in respect of such Capital Securities, including circumstances in which we may be prohibited from making such payments.

Write-downs of principal. We may issue Capital Securities from time to time with provisions for write-downs in the principal amount of such Capital Securities;

Contingent convertible Capital Securities. We may issue Capital Securities from time to time that may or will be converted at our option or otherwise into ordinary shares or other securities of ours.

Linked or exchangeable Capital Securities. We may issue Capital Securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles or goods, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of Capital Securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such Capital Securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such Capital Securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue Capital Securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered Capital Securities:

•	whether the Capital Securities will be issued by Deutsche Bank AG directly or through one of its branches;

•	the specific designation;

•

whether the Capital Securities qualify for regulatory capital treatment as additional tier 1 capital (within the meaning of the regulatory capital adequacy requirements to which we are subject) or otherwise;

•	the ranking of the Capital Securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the Capital Securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	whether the Capital Securities have a maturity date and if so, the date of maturity (and any provisions relating to extending or shortening the maturity date);

•

the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any, and under what circumstances interest is payable;

•	the date from which interest accrues and the interest payment dates, if any;

•	provisions, if any, for the cancellation of all or any portion of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the Capital Securities, including situations whereby we may be prohibited from making such payments;

•

provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the Capital Securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such Capital Securities;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the Capital Securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

any terms on which the Capital Securities may or will be converted at our option or otherwise into ordinary shares or other securities of ours, which we refer to as “Conversion Securities,” and, if so, the nature and terms of the Conversion Securities into which such Capital Securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the Capital Securities in order to deliver cash proceeds to holders of Capital Securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the Capital Securities may be converted;

•

whether we will issue the Capital Securities in registered form or bearer form or both and, if we are offering Capital Securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those Capital Securities in bearer form;

•	whether we will issue the Capital Securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the terms on which holders of the Capital Securities may convert or exchange them into or for one or more securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing; the terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

•	information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date and/or currencies, commodities or securities of ours or entities that are or are not affiliated with us, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, or goods, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, to which the amount payable on that date is linked;

•	the identity of any agents for the Capital Securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the Capital Securities on any securities exchange;

•	whether the Capital Securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the Capital Securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of Capital Securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the securities.

Registration and Transfer of Capital Securities

Holders may present Capital Securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the Capital Securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the indenture or the supplemental indenture thereto or issuer order under which that series of Capital Securities is issued.

Holders may transfer Capital Securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the Capital Securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the indenture or other provisions designed to protect holders of the Capital Securities against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of Capital Securities additional protection in the event of a recapitalization transaction, a change of control of us, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the Capital Securities.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the Capital Securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of Capital Securities will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.

Subordination of Capital Securities

The discussion of subordination in this section applies to each of our Capital Securities, directly or through one of its branches, issued under the indenture.

The Capital Securities will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. Our payment obligations under the Capital Securities will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the applicable prospectus supplement.

The indenture provides that:

•

in the event of our dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the Capital Securities will be fully subordinated to (i) the claims of our unsubordinated creditors, (ii) the claims under our tier 2 instruments (within the meaning of the CRR), and (iii) the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung), so that in any such event no amounts will be payable in respect of the Capital Securities until (i) the claims of such of our unsubordinated creditors, (ii) the claims of under such tier 2 instruments and (iii) such claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full;

•	the claims of a holder of Capital Securities may not be set off against any of our claims;

•

no security or guarantee of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of Capital Securities under any series of the Capital Securities;

•

no subsequent agreement may limit the subordination provisions applicable to any series of Capital Securities or shorten the term of any series of Capital Securities other than pursuant to the terms thereof or any applicable notice period; and

•

any redemption of Capital Securities of any series (other than at their final maturity, if any Capital Security by its terms provides for a final maturity) shall be subject to receipt by the Bank of prior written approval of the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) or any other competent authority assuming the relevant supervisory functions performed by the German Federal Financial Supervisory Authority as of the date of the base capital securities indenture (together, the “Relevant Regulator”), if then required under applicable law, the regulations, requirements, guidelines and policies relating to capital adequacy adopted by bodies of the European Union or the Federal Republic of Germany or any other competent authority then in effect in the Federal Republic of Germany and applicable to us, other regulations or policies of the Relevant Regulator.

If we fail to make payment of principal of, interest on, or other amounts owing under any series of Capital Securities at such time as such payment is requested to be made pursuant to the terms of such series of Capital Securities, which we refer to as a “Non-Payment Event,” and such Non-Payment Event is continuing, the trustee and the holders of Capital Securities could take action against us, but they may not accelerate the maturity of the Capital Securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our Capital Securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

No Defaults or Events of Default

There are no defaults or events of default under the indenture with respect to any series of the Capital Securities.

No Acceleration of Capital Securities.

The indenture provides that there is no right of acceleration in the case of any non-payment of principal of, interest on or other amounts owing under any series of Capital Securities or a failure by the Issuer to perform any other covenant under the Capital Securities or under the indenture. Under no circumstances may the holders or the trustee declare the principal amount of any series of the Capital Securities and interest accrued thereon to be due and payable.

No Negative Pledge. The indenture contains no restrictions preventing us from incurring additional debt.

Indemnification of Trustee for Actions Taken on Your Behalf. The indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Capital Securities issued under the indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a Non-Payment Event, to be indemnified by the holders of Capital Securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding Capital Securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The indenture provides that no individual holder of Capital Securities may institute any action against us under the indenture, except (to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of any Capital Securities) actions to receive payment of the principal of and interest on Capital Securities on or after the respective due dates expressly provided for pursuant to the terms of such Capital Securities, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing Non-Payment Event;

•

the holders of not less than a majority in aggregate principal amount of the outstanding Capital Securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding Capital Securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Distributions on Capital Securities may be paid only out of certain distributable items, and we may retain full discretion at all times to cancel distributions on Capital Securities qualifying as additional tier 1 capital for an unlimited period and on a non-cumulative basis, in particular if ordered by the competent authority to not make any such distributions. In addition, depending on the terms of the Capital Security, the principal of a Capital Security may be written down automatically or, by order of a competent authority, the Capital Securities may be converted, if a minimum regulatory capital threshold is triggered. In such cases, a holder of the Capital Securities would not be able to bring an action. Additionally, the provisions governing the Capital Securities will not give the holder the right to accelerate future scheduled payments of interest or principal.

The indenture contains a covenant that we will file annually with the trustee a certificate of no non-compliance in the performance of any covenants or conditions contained in the indenture, or a certificate specifying any non-compliance that exists.

Discharge

We may discharge all of our obligations under the indenture, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding Capital Securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding Capital Securities issued thereunder.

Modification of the Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of Capital Securities issued under the indentures to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of Capital Securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	to give effect to any variation to the terms of the Capital Securities as a result of any exercise of any Resolution Measure;

•	establish the forms or terms of Capital Securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding Capital Security without the consent of each holder that would be affected by such change:

•	if any Capital Security by its terms provides for a final maturity, change the final maturity thereof;

•	reduce the principal amount of such Capital Security in any manner not permitted pursuant to the terms of such Capital Security;

•	reduce the rate or change the time of payment of interest of such Capital Security in any manner not permitted pursuant to the terms of such Capital Security;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•

alter the terms on which holders of the Capital Securities may convert or exchange Capital Securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the Capital Securities;

•	alter certain provisions of the indenture relating to Capital Securities not denominated in U.S. dollars;

•	modify the provisions of the indenture with respect to the subordination of the Capital Securities in a manner adverse to the holders;

•	reduce the percentage of Capital Securities the consent of whose holders is required for modification of the indenture; or

•

to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of any Capital Securities, impair the right of any holder to institute actions to receive payment of the principal of and interest on Capital Securities on or after the respective due dates expressly provided for pursuant to the terms of such Capital Securities.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the indenture and to the rights of the holders of the Capital Securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding Capital Securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The Capital Securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions thereof, which will be governed by German law.

FORMS OF SECURITIES

Each security will be represented either by:

•	one or more global securities representing the entire issuance of securities, or

•	a certificate issued in definitive form to a particular investor.

Certificated securities in definitive form and global securities both may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligation runs to the bearer of the security, subject to limitations to be described in the prospectus supplement relating to such security.

Legal Ownership

Global Securities. Global securities will name a depositary or its nominee as the owner of the securities represented by these global securities (other than global bearer securities, which name the bearer as owner). Investors in global securities can own only beneficial interests in such securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “—Global Securities.”

Definitive Securities. Definitive securities will name you or your nominee as the owner of the security (other than definitive bearer securities, which will specify the bearer as owner). In order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Our Obligations Are to Legal Owners Only. Our obligations, as well as the obligations of the trustee under the indenture, and the obligations, if any, of any other agents of ours or any agents of the trustee, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.

Neither we nor the trustee, any other agent of ours or agent of the trustee have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

Global Securities

Registered Global Securities. We may issue securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal, face amount or liquidation preference amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” who have accounts with the depositary or persons who may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the Articles of Association or indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Articles of Association or indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Articles of Association or indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Articles of Association or indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium (if any) and interest (if any) on, securities represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee or any other agent of the Bank or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants, not us.

Discontinuance of Any Depositary. If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time request the withdrawal from the depositary of any of the securities represented by one or more registered global securities. Upon receipt of such request, the depositary will issue a notice to its participants of our request, and will process any withdrawal requests submitted by those participants in accordance with its procedures. If participants request withdrawal following our request, we will issue securities in definitive form in exchange for that portion of the registered global security or securities representing the securities held by participants requesting such withdrawal. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities being offered by this prospectus in four ways: (1) directly, including through one or more of our branches, (2) through selling agents, (3) through underwriters and/or (4) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank.

In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions or the possible range of commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, who will purchase the securities as principal, and we will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent — in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Bank in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Conflicts of Interest. To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No underwriter, selling agent or dealer utilized in the offering of securities that is an affiliate of the Bank will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of the Bank may offer and sell these securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. All amounts shown are estimates.

Amount to be paid
Securities and Exchange Commission Registration Fee	*
Financial Industry Regulatory Authority Filing Fee	$225,500
Federal Taxes, State Taxes and Fees	N/A
Trustees’ and Transfer Agents’ Fees	$20,000
Legal Fees	$500,000
Accounting Fees	$50,000
Printing and Engraving Costs	$20,000

Total	$815,500

(*)	Unknown because the filing is being deferred pursuant to Rule 456(b) and 457(r) under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to German, United States and New York law relating to the validity of certain of the offered securities may be passed upon for the issuer of those securities by Cleary Gottlieb Steen & Hamilton LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the securities will be passed upon for the underwriters of, or dealers or selling agents with respect to, those securities by Davis Polk & Wardwell London LLP.

Certain legal matters with respect to German law relating to the validity of certain of the offered securities will be passed upon for the issuer of those securities by Group Legal Services of Deutsche Bank Aktiengesellschaft. Certain legal matters with respect to the validity of certain of the offered securities for any underwriters, dealers or selling agents will be passed upon by the firms or persons identified in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, changes in equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2013, which were prepared in accordance with IFRS and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 appearing in our annual report on Form 20-F for the year ended December 31, 2013, are incorporated by reference herein in reliance upon the audit reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), The Squaire, Am Flughafen, 60549 Frankfurt am Main, Germany, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Bank and some of our affiliates may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code with respect to many employee benefit plans and perhaps certain other types of arrangements, such as individual retirement accounts. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the securities are acquired by or with the assets of a pension or other plan with respect to which the Bank or any of its affiliates is a service provider, unless those securities are acquired pursuant to an exemption from the applicable prohibited transaction rules. The assets of a pension or other plan may include assets held in certain investment funds or in the general account of an insurance company that are deemed to be “plan assets” under ERISA and the Internal Revenue Code. In addition, other employee benefit plans and accounts (such as governmental plans or non-U.S. plans) not subject to ERISA or the Internal Revenue Code may nonetheless be subject to similar rules under other applicable laws or documents. Any pension or other plan, or any person investing the assets of a pension or other plan, proposing to invest in the securities should read the Benefit Plan Investor Considerations set forth in the relevant prospectus or pricing supplement(s) applicable to the securities being purchased and should consult with legal counsel prior to investing in the securities.

No person is authorized to give any information or to make any supplement representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Deutsche Bank

Aktiengesellschaft

$1,500,000,000

Undated Non-cumulative Fixed to

Reset Rate

Additional Tier 1 Notes

of 2014

Sole Bookrunner

Deutsche Bank Securities

Joint Lead Managers

Citigroup Standard Chartered Bank BofA Merrill Lynch Morgan Stanley Wells Fargo Securities BB&T Capital Markets TD Securities RBC Capital Markets Scotiabank Fifth Third Securities

Senior Co-Managers

Capital One Securities	RBS

Co-Managers

Banco do Brasil Securities

BMO Capital Markets
BNY Mellon Capital Markets, LLC
CIBC        DBS Bank Ltd.        Drexel Hamilton
Mischler Financial Group, Inc.

nabSecurities, LLC        Regions Securities LLC

SEB        SunTrust Robinson Humphrey

U.S. Bancorp

November 18, 2014